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                                                                     EXHIBIT 2.1

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                          AGREEMENT AND PLAN OF MERGER


                            Dated as of May 20, 2001


                                  By and Among


                            VIVENDI UNIVERSAL, S.A.,


                         METRONOME ACQUISITION SUB INC.


                                       And


                                  MP3.COM, INC.


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                                TABLE OF CONTENTS


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                                       ARTICLE I

                                      The Merger

SECTION 1.01.  The Merger.............................................................2
SECTION 1.02.  Closing................................................................2
SECTION 1.03.  Effective Time.........................................................2
SECTION 1.04.  Effects of the Merger..................................................3
SECTION 1.05.  Certificate of Incorporation and By-laws...............................3
SECTION 1.06.  Directors..............................................................3
SECTION 1.07.  Officers...............................................................3

                                      ARTICLE II

                   Effect of the Merger on the Capital Stock of the
                  Constituent Corporations; Exchange of Certificates

SECTION 2.01.  Effect on Capital Stock................................................3
               (a)  Capital Stock of Sub..............................................4
               (b)  Cancelation of Treasury Stock and
               Parent-Owned Stock.....................................................4
               (c)  Conversion of Company Common Stock................................4
               (d)  Appraisal Rights..................................................5
SECTION 2.02.  Anti-Dilution Provisions...............................................6
SECTION 2.03.  Exchange of Certificates...............................................6
               (a)  Exchange Agent....................................................6
               (b)  Exchange Procedures...............................................7
               (c)  Distributions with Respect to
                    Unexchanged Shares................................................8
               (d)  No Further Ownership Rights in
                    Company Common Stock..............................................8
               (e)  No Fractional Shares..............................................9
               (f)  Termination of Exchange Fund......................................9
               (g)  No Liability......................................................9
               (h)  Investment of Exchange Fund.......................................9
               (i)  Lost Certificates................................................10
               (j)  Withholding Rights...............................................10
SECTION 2.04.  Elections.............................................................10
SECTION 2.05.  Proration.............................................................12
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                                      ARTICLE III

                            Representations and Warranties

SECTION 3.01.  Representations and Warranties of
               the Company...........................................................13
               (a)    Organization, Standing and Corporate
                      Power..........................................................14
               (b)    Subsidiaries...................................................14
               (c)    Capital Structure..............................................14
               (d)    Authority; Noncontravention....................................17
               (e)    SEC Documents; Undisclosed
                      Liabilities....................................................20
               (f)    Information Supplied...........................................21
               (g)    Absence of Certain Changes or
                      Events.........................................................21
               (h)    Litigation.....................................................22
               (i)    Compliance with Applicable Laws................................23
               (j)    Absence of Changes in Benefit Plans............................24
               (k)    ERISA Compliance; Excess Parachute
                      Payments.......................................................25
               (l)    Taxes..........................................................29
               (m)    Voting Requirements............................................30
               (n)    State Takeover Statutes........................................31
               (o)    Brokers; Schedules of Fees and
                      Expenses.......................................................31
               (p)    Opinion of Financial Advisor...................................32
               (q)    Intellectual Property..........................................32
               (r)    Contracts......................................................33
               (s)    Title to Properties............................................37
               (t)    Privacy Policy.................................................37
SECTION 3.02.  Representations and Warranties of Parent
               and Sub...............................................................39
               (a)    Organization, Standing and
                      Corporate Power................................................39
               (b)    Authority; Noncontravention....................................39
               (c)    SEC Documents..................................................41
               (d)    Absence of Material Adverse Change.............................42
               (e)    Information Supplied...........................................42
               (f)    No Parent Stockholder Vote
                      Required.......................................................42
               (g)    Parent Shares..................................................42
               (h)    Tax Matters....................................................43
               (i)    Interim Operations of Sub......................................43

                                      ARTICLE IV

                       Covenants Relating to Conduct of Business

SECTION 4.01.  Conduct of Business...................................................43
               (a)    Conduct of Business by the Company.............................43
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               (b)    Advice of Changes; Filings.....................................48
SECTION 4.02.  No Solicitation by the Company........................................48

                                       ARTICLE V

                                 Additional Agreements

SECTION 5.01.  Preparation of the Form F-4 and the
               Proxy Statement; Stockholders Meeting.................................51
SECTION 5.02.  Access to Information; Confidentiality................................52
SECTION 5.03.  Reasonable Efforts....................................................53
SECTION 5.04.  Stock Options.........................................................54
SECTION 5.05.  Employee Matters......................................................56
SECTION 5.06.  Indemnification, Exculpation and
               Insurance.............................................................57
SECTION 5.07.  Fees and Expenses.....................................................58
SECTION 5.08.  Public Announcements..................................................58
SECTION 5.09.  Affiliates............................................................59
SECTION 5.10.  NYSE Listing..........................................................59
SECTION 5.11.  Litigation............................................................59
SECTION 5.12.  Tax Treatment.........................................................60
SECTION 5.13.  Stockholder Agreement Legend..........................................60
SECTION 5.14.  Termination of Agreements.............................................60
SECTION 5.15.  Resignation of Directors of the Company...............................60

                                      ARTICLE VI

                                 Conditions Precedent

SECTION 6.01.  Conditions to Each Party's Obligation To
               Effect the Merger.....................................................61
               (a)  Stockholder Approval.............................................61
               (b)  HSR Act..........................................................61
               (c)  No Restraints....................................................61
               (d)  Form F-4.........................................................61
               (e)  NYSE Listing.....................................................61
SECTION 6.02.  Conditions to Obligations of Parent
               and Sub...............................................................62
               (a)  Representations and Warranties...................................62
               (b)  Performance of Obligations of the
                    Company..........................................................62
               (c)  Tax Opinion......................................................62
SECTION 6.03.  Conditions to Obligations of the Company..............................63
               (a)  Representations and Warranties...................................63
               (b)  Performance of Obligations of
                    Parent and Sub...................................................63
               (c)  Tax Opinion......................................................63
SECTION 6.04.  Frustration of Closing Conditions.....................................63
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                                      ARTICLE VII

                           Termination, Amendment and Waiver

SECTION 7.01.  Termination...........................................................64
SECTION 7.02.  Effect of Termination.................................................65
SECTION 7.03.  Amendment.............................................................65
SECTION 7.04.  Extension; Waiver.....................................................65
SECTION 7.05.  Procedure for Termination, Amendment,
               Extension or Waiver...................................................65

                                     ARTICLE VIII

                                  General Provisions

SECTION 8.01.  Nonsurvival of Representations and
               Warranties............................................................66
SECTION 8.02.  Notices...............................................................66
SECTION 8.03.  Definitions...........................................................67
SECTION 8.04.  Interpretation........................................................68
SECTION 8.05.  Counterparts..........................................................69
SECTION 8.06.  Entire Agreement; No Third-Party
               Beneficiaries.........................................................69
SECTION 8.07.  Governing Law.........................................................69
SECTION 8.08.  Assignment............................................................69
SECTION 8.09.  Enforcement...........................................................69
SECTION 8.10.  Severability..........................................................70

Annex I        -  Index of Defined Terms

Exhibit A      -  Form of Affiliate Letter

Schedule A     -  Employment Agreement Signatories
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                             AGREEMENT AND PLAN OF MERGER (this "Agreement")
                      dated as of May 20, 2001, among VIVENDI UNIVERSAL, a societe anonyme organized under the laws of France ("Parent"), METRONOME ACQUISITION SUB INC., a Delaware corporation and a wholly owned subsidiary of Parent ("Sub"), and MP3.COM, INC., a Delaware corporation (the "Company").

               WHEREAS the respective Boards of Directors of Parent, Sub and the Company have approved, and the Boards of Directors of Sub and the Company have declared advisable, this Agreement and the merger of the Company with and into Sub (the "Merger"), upon the terms and subject to the conditions set forth in this Agreement, whereby each issued and outstanding share of common stock, par value $0.001 per share, of the Company (the "Company Common Stock"), other than shares owned by Parent, Sub or the Company, or any wholly owned subsidiary of Parent, Sub or the Company, will be converted into, at the option of the holder thereof (upon the terms and subject to the limitations set forth herein), either
(i) the right to receive ordinary shares, nominal value (U)5.50 per share, of Parent (the "Parent Shares"), which shares will be issued in the form of American depositary shares representing Parent Shares, each American depositary share representing one Parent Share (the "Parent ADSs"), or (ii) the right to receive cash;

               WHEREAS simultaneously with the execution and delivery of this Agreement and as a condition and inducement to the willingness of Parent and Sub to enter into this Agreement, Parent and certain principal stockholders of the Company (collectively, the "Company Stockholders") are entering into an agreement (the "Stockholder Agreement") pursuant to which the Company Stockholders will agree to vote to adopt and approve this Agreement and to take certain other actions in furtherance of the Merger upon the terms and subject to the conditions set forth in the Stockholder Agreement;

               WHEREAS simultaneously with the execution of this Agreement and as a condition and inducement to the willingness of Parent and Sub to enter into this Agreement, Parent, the Company and those employees of the Company identified on Schedule A have entered into employment agreements, conditioned on the consummation of the Merger (each, an "Employment Agreement"), pursuant to which Parent has agreed to employ such individuals following the Effective Time and such individuals have agreed to certain modifications to the terms of their Stock Options and to be

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subject to certain non-compete and non-solicitation obligations, in each case upon the terms and conditions set forth in the applicable Employment Agreement;

               WHEREAS for U.S. Federal income tax purposes, it is intended that
(a) the Merger will qualify as a reorganization under the provisions of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code"), and the rules and regulations promulgated thereunder and (b) this Agreement constitutes a plan of reorganization; and

               WHEREAS Parent, Sub and the Company desire to make certain representations, warranties, covenants and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

               NOW, THEREFORE, in consideration of the representations, warranties, covenants and agreements contained in this Agreement, the parties agree as follows:

                                    ARTICLE I

                                   The Merger

               SECTION 1.01. The Merger. Upon the terms and subject to the conditions set forth in this Agreement, and in accordance with the Delaware General Corporation Law (the "DGCL"), the Company shall be merged with and into Sub at the Effective Time. At the Effective Time, the separate corporate existence of the Company shall cease and Sub shall continue as the surviving corporation (the "Surviving Corporation") and shall succeed to and assume all the rights and obligations of the Company in accordance with the DGCL.

               SECTION 1.02. Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m., New York City time, on the second business day after satisfaction or (to the extent permitted by applicable law) waiver of the conditions set forth in Article VI (other than those conditions that by their nature are to be satisfied at the Closing, but subject to the satisfaction or waiver of those conditions), at the offices of Cravath, Swaine & Moore, 825 Eighth Avenue, New York, New York 10019, or at such other place, time and date as shall be agreed to in writing by Parent and the Company. The date on which the Closing occurs is referred to in this Agreement as the "Closing Date".

               SECTION 1.03. Effective Time. Upon the terms and subject to the conditions set forth in this Agreement, as

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soon as practicable on or after the Closing Date, the parties shall prepare and file with the Secretary of State of the State of Delaware, a certificate of merger or other appropriate documents (in any such case, the "Certificate of Merger") executed in accordance with the relevant provisions of the DGCL and shall make all other filings or recordings required under the DGCL. The Merger shall become effective at such time as the Certificate of Merger is duly filed with the Secretary of State of the State of Delaware, or at such subsequent date or time as Parent and the Company shall agree and specify in the Certificate of Merger (the time the Merger becomes effective being referred to as the "Effective Time").

               SECTION 1.04. Effects of the Merger. The Merger shall have the effects set forth in Section 259 of the DGCL.

               SECTION 1.05. Certificate of Incorporation and By-laws. (a) The certificate of incorporation of Sub, as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

               (b) The by-laws of Sub, as in effect immediately prior to the Effective Time, shall be the by-laws of the Surviving Corporation until thereafter changed or amended as provided therein or by applicable law.

               SECTION 1.06. Directors. The directors of Sub immediately prior to the Effective Time shall be the directors of the Surviving Corporation until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

               SECTION 1.07. Officers. The officers of the Company immediately prior to the Effective Time shall be the officers of the Surviving Corporation, until the earlier of their resignation or removal or until their respective successors are duly elected and qualified, as the case may be.

                                   ARTICLE II

                Effect of the Merger on the Capital Stock of the
               Constituent Corporations; Exchange of Certificates

               SECTION 2.01. Effect on Capital Stock. At the Effective Time, by virtue of the Merger and without any

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action on the part of the holder of any shares of Company Common Stock or any shares of capital stock of Sub:

               (a) Capital Stock of Sub. Each issued and outstanding share of common stock of Sub shall remain outstanding as one fully paid and nonassessable share of common stock of the Surviving Corporation.

               (b) Cancelation of Treasury Stock and Parent-Owned Stock. Each share of Company Common Stock that is owned by the Company, as treasury stock, Parent or Sub, or any wholly owned subsidiary of the Company, Parent or Sub, immediately prior to the Effective Time shall automatically be canceled and retired and shall cease to exist, and no consideration shall be delivered or deliverable in exchange therefor.

               (c) Conversion of Company Common Stock. Except as otherwise provided in Section 2.05 and subject to Sections 2.01(d) and 2.03(e), each share of Company Common Stock issued and outstanding immediately prior to the Effective Time (other than shares to be canceled in accordance with Section 2.01(b)) shall be converted into the right to receive, at the election of the holder thereof, one of the following (as adjusted pursuant to Section 2.05, the "Merger Consideration"):

                        (i) for each such share of Company Common Stock with
               respect to which an election to receive Parent Shares has been effectively made, and not revoked or lost, pursuant to Section
               2.04 (a "Share Election"), the right to receive a number of fully paid and nonassessable Parent Shares equal to the Exchange Ratio (the "Share Consideration"); and

                       (ii) for each such share of Company Common Stock with
               respect to which an election to receive cash has been effectively made, and not revoked or lost, pursuant to Section 2.04 (a "Cash Election"), and for each such share of Company Common Stock with respect to which a Cash Election is deemed to have been made pursuant to Section 2.04(d), the right to receive $5.00 in cash (the "Cash Consideration").

        The Parent Shares to be issued in the Merger shall be registered in the name of The Bank of New York, as depositary (the "Depositary") under the Deposit Agreement dated as of April 19, 1995, as amended and restated as of September 11, 2000 and as further amended and restated as of December 8, 2000, among

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        Parent, The Bank of New York, a New York banking corporation, and all owners and beneficial owners from time to time of the American depositary receipts issued thereunder (the "Deposit Agreement"), and then delivered in the form of Parent ADSs, and such Parent ADSs shall be issued in accordance with the Deposit Agreement. At the Effective Time, all such shares of Company Common Stock shall no longer be outstanding and shall automatically be canceled and shall cease to exist, and each holder of a certificate or certificates that immediately prior to the Effective Time represented any such shares of Company Common Stock (the "Certificates") shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration, certain dividends or other distributions in accordance with Section 2.03(c) and cash in lieu of any fractional Parent ADS in accordance with Section 2.03(e) upon the surrender of such certificate in accordance with Section 2.03(b), without interest. "Exchange Ratio" means the quotient (rounded to the fourth decimal place) obtained by dividing $5.00 by the Average Closing Price. "Average Closing Price" means an amount equal to the average per share closing price of Parent ADSs on the New York Stock Exchange (the "NYSE"), as reported in The Wall Street Journal, Northeastern edition (or, if not reported therein in another authoritative source selected by Parent and reasonably acceptable to the Company), for the five consecutive trading days ending on the trading day immediately preceding the date on which the Stockholders Meeting occurs.

               (d) Appraisal Rights. Notwithstanding anything in this Agreement to the contrary, shares ("Appraisal Shares") of Company Common Stock that are outstanding immediately prior to the Effective Time and that are held by any person who is entitled to demand and properly demands appraisal of such Appraisal Shares pursuant to, and who complies in all respects with, Section 262 of the DGCL ("Section 262") shall not be converted into Merger Consideration as provided in Section 2.01(c), but rather the holders of Appraisal Shares shall be entitled to payment of the fair market value of such Appraisal Shares in accordance with
        Section 262; provided, however, that if any such holder shall fail to perfect or otherwise shall waive, withdraw or lose the right to appraisal under Section 262, then the right of such holder to be paid the fair value of such holder's Appraisal Shares shall cease and such Appraisal Shares shall be deemed to have been converted as of the Effective Time into, and to have become exchangeable solely for the right to

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        receive, the Merger Consideration as provided in Section 2.01(c) and in accordance with 2.04(d). The Company shall serve prompt notice to Parent of any demands received by the Company for appraisal of any shares of Company Common Stock, and Parent shall have the right to participate in and direct all negotiations and proceedings with respect to such demands. Prior to the Effective Time, the Company shall not, without the prior written consent of Parent, make any payment with respect to, or settle or offer to settle, any such demands, or agree to do any of the foregoing.

               SECTION 2.02. Anti-Dilution Provisions. In the event Parent changes (or establishes a record date for changing) the number of Parent Shares issued and outstanding prior to the Effective Time as a result of a stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction with respect to the outstanding Parent Shares and the record date therefor shall be prior to the Effective Time, the Exchange Ratio shall be proportionately adjusted to reflect such stock split, stock dividend, recapitalization, subdivision, reclassification, combination, exchange of shares or similar transaction.

               SECTION 2.03. Exchange of Certificates. (a) Exchange Agent. As of the Effective Time, Parent shall provide, or cause the Surviving Corporation to provide, to the Depositary the Parent Shares being issued in the form of Parent ADSs in accordance with this Article II, and the Depositary shall deposit with such bank or trust company as may be designated by Parent and reasonably acceptable to the Company (the "Exchange Agent"), for the benefit of the holders of shares of Company Common Stock, for exchange in accordance with this Article II, through the Exchange Agent, receipts issued in accordance with the Deposit Agreement evidencing the Parent ADSs issuable pursuant to Section 2.01 in exchange for outstanding shares of Company Common Stock, and Parent shall take all steps necessary to enable and cause the Surviving Corporation to provide to the Exchange Agent, on a timely basis, as and when needed after the Effective Time, cash necessary to pay for the shares of Company Common Stock converted into the right to receive cash pursuant to Section 2.01 (such receipts evidencing Parent ADSs and cash, together with any dividends or other distributions with respect thereto in accordance with Section 2.03(c) and any cash in lieu of any fractional Parent ADS in accordance with Section 2.03(e), being hereinafter referred to as the "Exchange Fund"). At the time of such deposit, Parent shall irrevocably instruct the Exchange Agent to deliver the Exchange Fund to the Company's stockholders after the Effective Time in accordance with the

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procedures set forth in this Section 2.03, subject to Sections 2.03(f) and
2.03(g).

               (b) Exchange Procedures. As soon as reasonably practicable after the Effective Time, the Exchange Agent shall mail to each holder of record of a Certificate whose shares were converted into the right to receive the applicable Merger Consideration pursuant to Section 2.01, (i) a form of letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Exchange Agent and shall be in customary form and have such other provisions as Parent may reasonably specify) and (ii) instructions for use in surrendering the Certificates in exchange for the applicable Merger Consideration with respect thereto. Upon surrender of a Certificate for cancelation to the Exchange Agent, together with such letter of transmittal, duly completed and validly executed, and such other documents as may reasonably be required by the Exchange Agent, the holder of such Certificate shall be entitled to receive in exchange therefor a receipt evidencing that number of whole Parent ADSs (together with cash in lieu of any fractional Parent ADS in accordance with Section 2.03(e)), if any, and the amount of cash, if any, that the aggregate number of shares of Company Common Stock previously represented by such Certificate shall have been converted pursuant to Section 2.01 into the right to receive, together with certain dividends or other distributions in accordance with Section 2.02(c), and the Certificate so surrendered shall forthwith be canceled. In the event of a transfer of ownership of Company Common Stock that is not registered in the transfer records of the Company, a receipt evidencing the proper number of Parent ADSs may be issued and/or the proper amount of cash may be paid, as appropriate, in exchange therefor to a person other than the person in whose name the Certificate so surrendered is registered if such Certificate shall be properly endorsed or otherwise be in proper form for transfer and the person requesting such issuance shall pay any transfer or other taxes required by reason of the issuance of Parent ADSs to a person other than the registered holder of such Certificate or establish to the satisfaction of Parent that such tax has been paid or is not applicable. Until surrendered as contemplated by this Section 2.03(b), each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive upon such surrender the Merger Consideration that the holder thereof has the right to receive pursuant to the provisions of this Article II, certain dividends or other distributions in accordance with Section 2.03(c) and cash in lieu of any fractional Parent ADS in accordance with

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                                                                               8


Section 2.03(e). No interest shall be paid or will accrue on any cash payable upon surrender of any Certificate.

               (c) Distributions with Respect to Unexchanged Shares. No dividends or other distributions declared or made with respect to Parent Shares with a record date after the Effective Time shall be paid to the holder of any unsurrendered Certificate with respect to the Parent ADSs represented thereby, if any, and all such dividends and other distributions shall be paid by Parent to the Exchange Agent and shall be included in the Exchange Fund, until the surrender of such Certificate in accordance with this Article II. Subject to the effect of applicable escheat or similar laws, following surrender of any such Certificate there shall be paid to the holder of the receipt evidencing whole Parent ADSs issued in exchange therefor, without interest, (i) at the time of such surrender, the amount of dividends or other distributions with a record date after the Effective Time theretofore paid with respect to such whole Parent ADSs and (ii) at the appropriate payment date, the amount of dividends or other distributions with a record date after the Effective Time but prior to such surrender and with a payment date subsequent to such surrender payable with respect to such whole Parent ADSs.

               (d) No Further Ownership Rights in Company Common Stock. All receipts evidencing Parent ADSs issued and cash paid upon the surrender for exchange of Certificates in accordance with the terms of this Article II (including any dividends or other distributions paid pursuant to Section 2.03(c) and any cash in lieu of any fractional Parent ADS paid pursuant to Section 2.03(e)) shall be deemed to have been issued and paid in full satisfaction of all rights pertaining to the shares of Company Common Stock formerly represented by such Certificates, subject, however, to the Surviving Corporation's obligation to pay any dividends or make any other distributions with a record date prior to the Effective Time which may have been declared or made by the Company with respect to such shares of Company Common Stock which remain unpaid at the Effective Time. At the close of business on the day on which the Effective Time occurs, the stock transfer books of the Company shall be closed, and there shall be no further registration of transfers on the stock transfer books of the Surviving Corporation of the shares of Company Common Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, Certificates are presented to the Surviving Corporation or the Exchange Agent for transfer or any other reason, they shall be canceled and exchanged as provided in this Article II.

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                                                                               9


               (e) No Fractional Shares. (i) No certificates or scrip representing, or receipts evidencing, fractional Parent ADSs shall be issued upon the surrender for exchange of Certificates, no dividend or distribution with respect to Parent Shares shall relate to such fractional shares interests and such fractional share interests shall not entitle the owner thereof to vote or to any rights of a stockholder of Parent.

               (ii) Notwithstanding any other provision of this Agreement, each holder of shares of Company Common Stock exchanged pursuant to the Merger who would otherwise have been entitled to receive a fraction of a Parent ADS (after taking into account all such shares held by such holder) shall receive, in lieu thereof, cash (without interest) in an amount, less the amount of any withholding taxes that may be required thereon, equal to such fractional part of a Parent ADS (rounded to the fourth decimal place) multiplied by the Average Closing Price.

               (f) Termination of Exchange Fund. Any portion of the Exchange Fund that remains undistributed to the holders of the Certificates for 12 months after the Effective Time shall be delivered to Parent, upon demand, and any holders of the Certificates who have not theretofore complied with this Article II shall thereafter look only to Parent for, and, subject to Section 2.03(g), Parent shall remain liable for, payment of their claim for the Merger Consideration, certain dividends and other distributions in accordance with
Section 2.03(c) and any cash in lieu of any fractional Parent ADS in accordance with Section 2.03(e).

               (g) No Liability. None of Parent, Sub, the Company or the Exchange Agent shall be liable to any person in respect of any receipts evidencing Parent ADSs (or any dividends or distributions with respect thereto) or cash from the Exchange Fund, in each case delivered to a public official pursuant to any applicable abandoned property, escheat or similar law. If any Certificate shall not have been surrendered prior to three years after the Effective Time (or immediately prior to such earlier date on which any amounts payable pursuant to this Article II would otherwise escheat to or become the property of any Governmental Entity), any such amounts shall, to the extent permitted by applicable law, become the property of the Surviving Corporation, free and clear of all claims or interest of any person previously entitled thereto.

               (h) Investment of Exchange Fund. The Exchange Agent shall invest any cash included in the Exchange Fund, as directed by Parent, on a daily basis; provided that no

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such investment or loss thereon shall affect the amounts payable to the
Company's stockholders pursuant to this Article II. Any interest and other income resulting from such investments shall be the property of, and shall be paid to, Parent, and Parent shall be responsible for paying all taxes with respect to such interest and other income.

               (i) Lost Certificates. If any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming such Certificate to be lost, stolen or destroyed and, if required by Parent, the posting by such person of a bond in such reasonable amount as Parent may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent shall issue in exchange for such lost, stolen or destroyed Certificate the applicable Merger Consideration with respect thereto, certain dividends and other distributions in accordance with
Section 2.03(c) and any cash in lieu of any fractional Parent ADS in accordance with Section 2.03(e).

               (j) Withholding Rights. Parent, Sub or the Exchange Agent shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to this Agreement to any holder of shares of Company Common Stock such amounts as Parent, Sub or the Exchange Agent is required to deduct and withhold with respect to the making of such payment under the Code, or any provision of state, local or foreign tax law. To the extent that amounts are so withheld and paid over to the appropriate taxing authority by Parent, Sub or the Exchange Agent, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the holder of the shares of Company Common Stock in respect of which such deduction and withholding was made by Parent, Sub or the Exchange Agent.

               SECTION 2.04. Elections. (a) Each person who, on or prior to the Election Date referred to in Section 2.04(b), is a record holder of shares of Company Common Stock (which for this purpose shall be deemed to include an authorized representative of the persons entitled to receive the 2,500,000 shares of Company Common Stock reserved for issuance pursuant to the Stipulation of Settlement in the Company's class action and derivative lawsuits) shall be entitled, with respect to all or any portion of such shares, to make an unconditional Share Election or an unconditional Cash Election, in each case specifying that number of shares of Company Common Stock such holder desires to have converted into the Share Consideration and that number of shares of Company Common Stock such holder desires to have converted into the Cash

Consideration, as applicable, on or prior to such Election Date, on the basis hereinafter set forth.

               (b) Parent shall prepare a form of election, which form shall be subject to the reasonable approval of the Company (the "Form of Election") and shall be mailed with the Proxy Statement to the record holders of Company Common Stock as of the record date for the Stockholders Meeting, which Form of Election shall be used by each record holder of shares of Company Common Stock who wishes to elect to receive the Share Consideration or the Cash Consideration, as applicable, for any or all shares of Company Common Stock held by such holder. The Company shall use all reasonable efforts to make the Form of Election and the Proxy Statement available to all persons who become record holders of Company Common Stock during the period between such record date and the Election Date and to the authorized representative of the persons entitled to receive the 2,500,000 shares of Company Common Stock reserved for issuance pursuant to the Stipulation of Settlement in the Company's class action and derivative lawsuits. Any such holder's (and such authorized representative's) election to receive the Share Consideration or the Cash Consideration, as applicable, shall have been properly made only if the Exchange Agent shall have received at its designated office, by 5:00 p.m., New York City time, on the business day immediately preceding the date of the Stockholders Meeting (the "Election Date"), a Form of Election properly completed and signed and (other than in the case of such authorized representative) accompanied by Certificates for the shares of Company Common Stock to which such Form of Election relates, duly endorsed in blank or otherwise in a form acceptable for transfer on the books of the Company (or accompanied by an appropriate guarantee of delivery of such Certificates as set forth in such Form of Election from a firm that is a member of a registered national securities exchange or of the National Association of Securities Dealers, Inc. or a commercial bank or trust company having an office or correspondent in the United States).

               (c) Any Form of Election may be revoked, by the stockholder who submitted such Form of Election to the Exchange Agent, only by written notice received by the Exchange Agent (i) prior to 5:00 p.m., New York City time, on the Election Date or (ii) after such time, if (and only to the extent that) the Exchange Agent is legally required to permit revocations and only if the Effective Time shall not have occurred prior to such date. In addition, all Forms of Election shall automatically be revoked if the Exchange Agent is notified in writing by Parent and the Company that the Merger has been abandoned. If a Form of Election is revoked, the Certificate or Certificates (or guarantees of delivery, as appropriate) for the shares of Company Common Stock to which such Form of Election relates shall be promptly returned to the stockholder that submitted the same to the Exchange Agent.

               (d) The determination of the Exchange Agent in its sole discretion shall be binding as to whether or not elections to receive the Share Consideration or the Cash Consideration have been properly made or revoked pursuant to this Section 2.04 with respect to shares of Company Common Stock and when elections and revocations were received by it. If no Form of Election is received with respect to shares of Company Common Stock, or if the Exchange Agent determines that any election to receive the Share Consideration was not properly made with respect to shares of Company Common Stock, the holder of such shares shall be treated by the Exchange Agent as having submitted a Cash Election with respect to such shares and, subject to Section 2.05, such shares shall be converted at the Effective Time into the right to receive the Cash Consideration. The Exchange Agent shall also make all computations as to the proration contemplated by Section 2.05, and absent manifest error any such computation shall be conclusive and binding on the holders of shares of Company Common Stock. The Exchange Agent may, with the mutual agreement of Parent and the Company, make such rules as are consistent with this Section 2.04 for the implementation of the elections provided for herein as shall be necessary or desirable fully to effect such elections and the provisions of this Section 2.04.

               SECTION 2.05. Proration. (a) As is more fully set forth below, the maximum aggregate number of Parent Shares to be issued to holders of Company Common Stock pursuant to this Article II (the "Share Cap") shall be equal to that number of Parent Shares having a value (calculated based on the Average Closing Price) equal to the product of (x) 0.5 and (y) the aggregate Merger Consideration (calculated by multiplying the aggregate number of outstanding shares of Company Common Stock as of the Effective Time (excluding any shares of Company Common Stock to be canceled pursuant to Section 2.01(b)) by the Cash Consideration).

               (b) As is more fully set forth below, the maximum aggregate amount of cash to be paid to holders of Company Common Stock pursuant to this
Article II (the "Cash Cap") shall be equal to the product of (x) 0.5 and (y) the aggregate Merger Consideration (calculated by multiplying the aggregate number of outstanding shares of Company Common Stock as of the Effective Time (excluding any shares of

Company Common Stock to be canceled pursuant to Section 2.01(b)) by the Cash Consideration).

               (c) In the event that the aggregate number of Parent Shares subject to Share Elections received by the Exchange Agent (the "Requested Share Amount") exceeds the Share Cap, each holder of Company Common Stock that has made a Share Election shall receive, for each share of Company Common Stock for which a Share Election has been made, (x) a number of Parent Shares (in the form of Parent ADSs) equal to the product of the Exchange Ratio and the Share Proration Factor (such product, the "Prorated Share Amount") and (y) cash in an amount equal to the product of (A) the Exchange Ratio minus the Prorated Share Amount and (B) the Average Closing Price. The "Share Proration Factor" shall be a fraction, the numerator of which is the Share Cap and the denominator of which is the Requested Share Amount.

               (d) In the event that the aggregate amount of cash subject to Cash Elections received (or deemed to have been received in accordance with Section 2.04(d)) by the Exchange Agent (the "Requested Cash Amount") exceeds the Cash Cap, each holder making a Cash Election (and each holder who is deemed to have made a Cash Election pursuant to Section 2.04(d)) shall receive, for each share of Company Common Stock with respect to which a Cash Election has been made, (x) cash in an amount equal to the product of the Cash Consideration and a fraction, the numerator of which is the Cash Cap and the denominator of which is the Requested Cash Amount (such product, the "Prorated Cash Amount") and (y) a number of Parent Shares (in the form of Parent ADSs) equal to a fraction, the numerator of which is equal to the Cash Consideration minus the Prorated Cash Amount and the denominator of which is the Average Closing Price.

                                   ARTICLE III

                         Representations and Warranties

               SECTION 3.01. Representations and Warranties of the Company. Except as set forth on the disclosure schedule (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant reasonably apparent) delivered by the Company to Parent prior to the execution of this

Agreement (the "Company Disclosure Schedule"), the Company represents and warrants to Parent and Sub as follows:

               (a) Organization, Standing and Corporate Power. The Company and each of its subsidiaries is a corporation or other legal entity duly organized, validly existing and in good standing (with respect to jurisdictions which recognize such concept) under the laws of the jurisdiction in which it is organized and has the requisite corporate or other power, as the case may be, and authority to carry on its business as now being conducted. The Company and each of its subsidiaries is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate has not had and could not reasonably be expected to have a material adverse effect on the Company. The Company has made available to Parent prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws, as amended to the date of this Agreement.

               (b) Subsidiaries. Section 3.01(b) of the Company Disclosure Schedule sets forth a true and complete list of each of the Company's subsidiaries. All the outstanding shares of capital stock of, or other equity interests in, each subsidiary of the Company have been validly issued, are fully paid and nonassessable and are owned directly or indirectly by the Company, free and clear of all pledges, claims, liens, charges, encumbrances, mortgages and security interests of any kind or nature whatsoever (collectively, "Liens") and free of any restriction on the right to vote, sell or otherwise dispose of such capital stock or other ownership interests except restrictions under applicable law.

               (c) Capital Structure. The authorized capital stock of the Company consists of 300,000,000 shares of Company Common Stock and 15,000,000 shares of preferred stock, par value $0.001 per share (the "Company Preferred Stock"). At the close of business on May 17, 2001,
        (i) 68,704,430 shares of Company Common Stock were issued and outstanding; (ii) no shares of Company Common Stock were held by the Company in its treasury; (iii) no shares of Company Preferred Stock were issued or outstanding or were held by the Company in its treasury; (iv) 26,671,250 shares of Company Common Stock were reserved for issuance pursuant to the Company's 1998 Equity Incentive Plan, 2000 Equity Incentive Plan and Founders Stock Option Plan (such plans, collectively, the "Company Stock Plans"), of which 12,147,489 shares were subject to outstanding Stock Options); (v) 300,000 shares of Company Common Stock were reserved for issuance pursuant to the Company's Employee Stock Purchase Plan (the "ESPP"), of which 184,555 shares of Company Common Stock had been issued and 36,697 shares of Company Common Stock were subject to outstanding purchase rights under the ESPP (assuming ESPP payroll withholdings as of May 17, 2001 and a purchase price of $4.2234375); (vi) 5,475,000 shares of Company Common Stock were reserved for issuance upon the exercise of the warrants (the "Warrants") subject to the warrant agreements listed in Section 3.01(c) of the Company Disclosure Schedule; and (vii) 2,500,000 shares of Company Common Stock were reserved for issuance pursuant to the Stipulation of Settlement in the Company's class action and derivative lawsuits. No shares of Company Common Stock are owned by any subsidiary of the Company. Except as set forth above and except for shares of Company Common Stock issued upon the exercise of Stock Options or Warrants referenced above subsequent to the close of business on May 17, 2001 and prior to the date of this Agreement, as of the date of this Agreement no shares of capital stock or other voting securities of the Company were issued, reserved for issuance or outstanding. There are no outstanding stock appreciation rights ("SARs") or rights (other than the Stock Options and purchase rights under the ESPP) to receive shares of Company Common Stock on a deferred basis or other rights that are linked to the value of shares of Company Common Stock granted under the Company Stock Plans or otherwise.
        Section 3.01(c) of the Company Disclosure Schedule sets forth a complete and correct list, as of May 17, 2001, of each holder of outstanding stock options or other rights to purchase or receive Company Common Stock granted under the Company Stock Plans or otherwise (collectively, the "Stock Options") and the Warrants, the number of shares of Company Common Stock subject to each such Stock Option and Warrant, the name of the Company Stock Plan pursuant to which such Stock Options were granted, the grant dates, expiration dates and exercise prices of such Stock Options and Warrants and the dates on which such Stock Options and Warrants become vested. All (i) outstanding shares of Company Common Stock in respect of which the Company has a right under specified circumstances to repurchase such shares at a fixed purchase price and (ii) outstanding Stock Options, are evidenced by stock option agreements and restricted stock purchase agreements in the forms attached as Exhibit A to Section 3.01(c) of the Company Disclosure Schedule, and no stock option agreement or restricted stock purchase agreement contains terms that are inconsistent with such forms. No bonds, debentures, notes or other indebtedness of the Company having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matters on which stockholders of the Company or any of its subsidiaries may vote are issued or outstanding or subject to issuance. All outstanding shares of capital stock of the Company are, and all shares which may be issued will be, when issued, duly authorized, validly issued, fully paid and nonassessable and will be delivered free and clear of all Liens (other than Liens created by or imposed upon the holders thereof) and not subject to preemptive rights. Except as set forth in this Section 3.01(c) (including pursuant to the conversion or exercise of the securities referred to above), (x) there are not issued, reserved for issuance or outstanding (A) any shares of capital stock or other voting securities of the Company or any of its subsidiaries (other than shares of capital stock or other voting securities of such subsidiaries that are directly or indirectly owned by the Company), (B) any securities of the Company or any of its subsidiaries convertible into or exchangeable or exercisable for shares of capital stock or other voting securities of, or other ownership interests in, the Company or any of its subsidiaries or (C) any warrants, calls, options or other rights to acquire from the Company or any of its subsidiaries, and no obligation of the Company or any of its subsidiaries to issue, any capital stock or other voting securities of, or other ownership interests in, or any securities convertible into or exchangeable or exercisable for any capital stock or other voting securities of, or other ownership interests in, the Company or any of its subsidiaries and (y) there are not any outstanding obligations of the Company or any of its subsidiaries to repurchase, redeem or otherwise acquire any such securities or to issue, deliver or sell, or cause to be issued, delivered or sold, any such securities. The Company is not a party to any voting agreement with respect to the voting of any such securities. As of the date of this Agreement, the Subject Shares (as such term is defined in the Stockholder Agreement) represent more than 50% of the shares of Company Common Stock outstanding.

        Section 3.01(c) of the Company Disclosure Schedule sets forth a complete and correct list of all securities or other beneficial ownership interests in any other entity beneficially owned, directly or indirectly, by the Company, other than the capital stock of, or other equity interests in, its subsidiaries.

               (d) Authority; Noncontravention. The Company has all requisite corporate power and authority to enter into this Agreement and, subject to obtaining the Stockholder Approval, to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by the Company and the consummation by the Company of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of the Company and no other corporate proceedings on the part of the Company are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement, subject, in the case of the Merger, to obtaining the Stockholder Approval. This Agreement has been duly executed and delivered by the Company and, assuming the due authorization, execution and delivery by Parent and Sub, constitutes a legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms. The Board of Directors of the Company formed a special committee of the Board of Directors of the Company, composed of Thomas
        A. Heymann, Lawrence F. Probst III and Justice Howard B. Wiener (the "Special Committee"), to consider this Agreement and the Stockholder Agreement and the transactions contemplated hereby and thereby and to make a recommendation with respect thereto to the entire Board of Directors of the Company. The Special Committee, at a meeting duly called and held at which all members of the Special Committee were present either in person or by telephone, duly and unanimously (and without any abstentions) adopted resolutions (i) approving and declaring advisable this Agreement, (ii) declaring that it is in the best interests of the Company's stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the consideration to be paid to the Company's stockholders in the Merger is fair to such stockholders, (iv) approving the Stockholder Agreement and the transactions contemplated thereby and (v) recommending that the Board of Directors of the Company approve this Agreement and the Stockholder Agreement and the transactions contemplated hereby and thereby and that the Board of Directors of the Company declare the advisability of this Agreement. After receiving and considering such resolutions of the Special Committee, the Board of Directors of the Company, at a meeting duly called and held at which all directors of the Company were present either in person or by telephone, duly and unanimously (and without any abstentions) adopted resolutions
        (i) approving and declaring advisable this Agreement, (ii) declaring that it is in the best interests of the Company's stockholders that the Company enter into this Agreement and consummate the Merger on the terms and subject to the conditions set forth in this Agreement, (iii) declaring that the consideration to be paid to the Company's stockholders in the Merger is fair to such stockholders, (iv) directing that this Agreement be submitted to a vote at a meeting of the Company's stockholders to be held as promptly as practicable following the date of this Agreement, (v) recommending that such stockholders adopt this Agreement and (vi) approving the Stockholder Agreement and the transactions contemplated thereby, which resolutions have not been subsequently rescinded, modified or withdrawn in any way. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance by the Company with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or to the loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of the Company or any of its subsidiaries under, (i) the certificate of incorporation or by-laws of the Company or the comparable organizational documents of any of its subsidiaries, (ii) any loan or credit agreement, note, bond, mortgage, indenture, lease or other contract, agreement, obligation, commitment, arrangement, understanding, instrument, permit, concession, franchise, license or similar authorization (each, a "Contract") to which the Company or any of its subsidiaries is a party or otherwise applicable to the Company or any of its subsidiaries or their respective properties or assets or
        (iii) subject to the governmental filings and other matters referred to in the following sentence, (A) any judgment, order or decree or (B) any statute, law, ordinance, rule or regulation, in each case applicable to the Company or any of its subsidiaries or their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by or in respect of, or registration, declaration or filing with, any Federal, state, local or foreign government, any court, administrative, regulatory or other governmental agency, commission or authority or any non-governmental self-regulatory agency, commission or authority (each a "Governmental Entity") is required to be obtained or made by or with respect to the Company or any of its subsidiaries in connection with the execution and delivery of this Agreement by the Company or the consummation by the Company of the transactions contemplated by this Agreement, except for
        (1) the filing of a premerger notification and report form by the Company under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and any applicable filings and approvals under similar foreign antitrust or competition laws and regulations ("Foreign Antitrust Laws"); (2) the filing with the Securities and Exchange Commission (the "SEC") of (A) a proxy statement relating to the adoption of this Agreement by the Company's stockholders at the Stockholders Meeting (such proxy statement, as amended or supplemented from time to time, the "Proxy Statement"), and (B) such reports under
        Section 13(a), 13(d), 15(d) or 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), as may be required in connection with this Agreement and the Stockholder Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement; (3) the filing of the Certificate of Merger with the Secretary of State of the State of Delaware and appropriate documents with the relevant authorities of other states in which the Company or any of its subsidiaries is qualified to do business; and (4) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be made or obtained individually or in the aggregate could not reasonably be expected to (x) have a material adverse effect on the Company, (y) impair in any material respect the ability of the Company to perform its obligations under this Agreement or (z) prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by this Agreement.

               (e) SEC Documents; Undisclosed Liabilities. The Company has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since July 20, 1999 (together with the Company's Registration Statement on Form S-1 (Registration No. 333-78545), the "Company SEC Documents"). As of their respective dates, the Company SEC Documents complied in all material respects with the requirements of the Securities Act of 1933 (the "Securities Act") or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Company SEC Documents, and none of the Company SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Company SEC Document has been revised or superseded by a later filed Company SEC Document, none of the Company SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of the Company included in the Company SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with applicable accounting requirements and the published rules and regulations of the SEC with respect thereto (the "Accounting Rules"), have been prepared in accordance with generally accepted accounting principles ("GAAP") (except, in the case of unaudited statements, as permitted by Form 10-Q of the SEC) applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of the Company and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended (subject, in the case of unaudited statements, to normal recurring year- end audit adjustments). Except (i) as reflected in the most recent financial statements contained in the Company Filed SEC Documents or in the notes thereto or (ii) for liabilities incurred in connection with this Agreement or the transactions contemplated hereby, neither the Company nor any of its subsidiaries has any liabilities or obligations of any nature (whether accrued, absolute, contingent or otherwise) which, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on the Company.

               (f) Information Supplied. (i) None of the information supplied or to be supplied by the Company specifically for inclusion or incorporation by reference in (i) the registration statement on Form F-4 to be filed with the SEC by Parent in connection with the issuance of Parent Shares in the Merger (the "Form F-4") will, at the time the Form F-4 is filed with the SEC, at any time it is amended or supplemented and at the time it becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Proxy Statement will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder. No representation or warranty is made by the Company with respect to statements made or incorporated by reference in the Proxy Statement based on information supplied by Parent specifically for inclusion or incorporation by reference in the Proxy Statement.

               (ii) The information set forth in Section 3.01(f)(ii) of the Company Disclosure Schedule is true and correct.

               (g) Absence of Certain Changes or Events. Except for liabilities incurred in connection with this Agreement or the transactions contemplated hereby and except as disclosed in the Company SEC Documents filed and publicly available prior to the date of this Agreement (the "Company Filed SEC Documents"), since the date of the most recent audited financial statements included in the Company Filed SEC Documents, the Company and its subsidiaries have conducted their business only in the ordinary course, and since such date there has not been (1) any material adverse change with respect to the Company, (2) any declaration, setting aside or payment of any dividend or other distribution (whether in cash, stock or property) with respect to any of the Company's capital stock, (3) any split, combination or reclassification of any of the Company's capital stock or any issuance or the authorization of any issuance of any other securities in respect of, in lieu of or in substitution for shares of the Company's capital stock, (4) (A) any granting by the Company or any of its subsidiaries to any current or former director, consultant, executive officer or other employee of the Company or its subsidiaries of any increase in compensation, bonus or other benefits, except for normal increases in cash compensation and the granting of Stock Options, in each case prior to the date of this Agreement in the ordinary course of business consistent with past practice, or as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company Filed SEC Documents, (B) any granting by the Company or any of its subsidiaries to any such current or former director, consultant, executive officer or employee of any increase in severance or termination pay, except as was required under employment agreements in effect as of the date of the most recent audited financial statements included in the Company Filed SEC Documents, (C) any entry by the Company or any of its subsidiaries into, or any amendment of, any Benefit Agreement or (D) any amendment to, or modification of, any Stock Option, (5) except insofar as may have been required by a change in GAAP, any change in accounting methods, principles or practices by the Company or any of its subsidiaries materially affecting their respective assets, liabilities or businesses,
        (6) any tax election that individually or in the aggregate could reasonably be expected to adversely affect in any material respect the tax liability or tax attributes of the Company or any of its subsidiaries or (7) any settlement or compromise of any material income tax liability.

               (h) Litigation. Section 3.01(h) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a complete and accurate list of (i) all suits, actions and proceedings pending or, to the knowledge of the Company or any of its subsidiaries, threatened against the Company or any of its subsidiaries and (ii) all judgments, decrees, injunctions, rules and orders of any Governmental Entity or arbitrator outstanding against the Company or any of its subsidiaries.
        Section 3.01(h) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a complete and accurate list of each settlement or similar agreement in respect of any pending or threatened suit, action, proceeding, judgment, decree, injunction, rule or order of any Governmental Entity or arbitrator which the Company or any of its subsidiaries has entered into or become bound by since December 31, 1998. Section 3.01(h) of the Company Disclosure Schedule sets forth a complete and accurate list of all legal fees in excess of $1,000,000 owed by the Company as of the date of this Agreement.

               (i) Compliance with Applicable Laws. (i) The Company and its subsidiaries hold all permits, licenses, variances, exemptions, orders, registrations and approvals of all Governmental Entities (collectively, "Permits") that are required for them to own, lease or operate their assets and to carry on their businesses as now conducted, except for failures to hold Permits that individually or in the aggregate have not had and could not reasonably be expected to have a material adverse effect on the Company. The Company and its subsidiaries are in compliance with the terms of the Permits and all applicable statutes, laws, ordinances, rules and regulations, except for instances of noncompliance or possible noncompliance that individually or in the aggregate have not had and could not reasonably be expected to have a material adverse effect on the Company. The Merger, in and of itself, would not cause the revocation or cancelation of any Permit that individually or in the aggregate could reasonably be expected to have a material adverse effect on the Company. Section 3.01(i) of the Company Disclosure Schedule sets forth, as of the date of this Agreement, a complete and accurate list of all actions, demands, requirements or investigations by any Governmental Entity with respect to the Company or any of its subsidiaries or any of their respective properties. Other than the matters set forth on Section 3.01(i) of the Company Disclosure Schedule, as of the Closing Date there will not be any action, demand, requirement or investigation by any Governmental Entity with respect to the Company or any of its subsidiaries or any of their respective properties pending or, to the knowledge of the Company, threatened that individually or in the aggregate has had or could reasonably be expected to have a material adverse effect on the Company.

               (ii) To the Company's knowledge, there have been no Releases of any Hazardous Materials at, on or under any facility or property currently or formerly owned, leased, or operated by the Company or any of its subsidiaries that, individually or in the aggregate, have had or could reasonably be expected to have a material adverse effect on the Company. Neither the Company nor any of its subsidiaries is the subject of any pending or, to the Company's knowledge, threatened investigation or proceeding under Environmental Law relating in any manner to the off-site treatment, storage or disposal of any Hazardous Materials generated at any facility or property currently or formerly owned, leased or operated by the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries has assumed or otherwise agreed to be responsible for any liabilities arising under Environmental Law. The term "Environmental Law" means any and all applicable laws or regulations or other requirements of any Governmental Entity concerning the protection of human health or the environment. The term "Hazardous Materials" means all explosive or regulated radioactive materials, hazardous or toxic substances, wastes or chemicals, petroleum (including crude oil or any fraction thereof) or petroleum distillates, asbestos or asbestos-containing materials, and all other materials or chemicals regulated under any Environmental Law. The term "Release" means any spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, emanation or migration in, into, onto, or through the environment.

               (j) Absence of Changes in Benefit Plans. Except as disclosed in the Company Filed SEC Documents, since the date of the most recent audited financial statements included in the Company Filed SEC Documents, there has not been any adoption or amendment by the Company or any of its subsidiaries of any collective bargaining agreement or any bonus, pension, profit sharing, deferred compensation, incentive compensation, stock ownership, stock purchase, stock option, phantom stock, retirement, thrift, savings, stock bonus, restricted stock, cafeteria, paid time off, perquisite, fringe benefit, vacation, severance, disability, death benefit, hospitalization, medical, welfare benefit or other plan, arrangement or understanding (whether or not legally binding) maintained, contributed to or required to be maintained or contributed to by the Company, any of its subsidiaries, or any other person or entity that, together with the Company, is treated as a single employer under Section 414(b), (c), (m) or (o) of the Code (a "Commonly Controlled Entity") providing benefits to any current or former employee, officer, consultant or director of the Company or any of its subsidiaries (collectively, the "Benefit Plans"), or any change in the manner in which contributions to any Benefit Plans of the Company are made or the basis on which such contributions are determined. Except as disclosed in the Company Filed SEC Documents, there are no currently binding (1) employment, consulting, deferred compensation, indemnification, severance or termination agreements or similar arrangements or understandings between the Company or any of its subsidiaries and any current or former employee, officer, consultant or director of the Company or any of its subsidiaries or (2) agreements between the Company or any of its subsidiaries and any current or former employee, officer, consultant or director of the Company or any of its subsidiaries, the benefits of which are contingent, or the terms of which are materially altered, upon the occurrence of a transaction involving the Company of a nature contemplated by this Agreement (collectively, the "Benefit Agreements").

               (k) ERISA Compliance; Excess Parachute Payments. (i) Section 3.01(k) of the Company Disclosure Schedule contains a list of each Benefit Plan that is an "employee pension benefit plan" (as defined in Section 3(2) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")) (sometimes referred to herein as a "Pension Plan"), "employee welfare benefit plan" (as defined in Section 3(1) of ERISA) and all other Benefit Plans and Benefit Agreements. The Company has made available to Parent true, complete and correct copies of (a) each Benefit Plan and Benefit Agreement (or, in the case of any unwritten Benefit Plan or Benefit Agreement, a description thereof), (b) the two most recent annual reports on Form 5500 filed with the Internal Revenue Service with respect to each Benefit Plan (if any such report was required), (c) the most recent summary plan description for each Benefit Plan for which such summary plan description is required and (d) each trust agreement and insurance or group annuity contract relating to any Benefit Plan.

               (ii) Each Benefit Plan has been administered in accordance with its terms in all material respects. The Company, its subsidiaries and each Benefit Plan are in compliance in all material respects with the applicable provisions of ERISA and the Code, and all other applicable laws, including laws of foreign jurisdictions. All Pension Plans intended to be tax-qualified have either received a favorable determination letter from the Internal Revenue Service to the effect that such Pension Plans are qualified and exempt from Federal income taxes under Sections 401(a) and 501(a), respectively, of the Code, or the remedial amendment period under Section 401(b) of the Code has not expired, and no such determination letter has been revoked nor, to the knowledge of the Company, has revocation been threatened, nor has any event occurred since the date of its most recent determination letter, application therefor or Pension Plan's adoption that would adversely affect its qualification or materially increase its costs. All Pension Plans required to have been approved by any foreign Governmental Entity have been so approved; no such approval has been revoked (or, to the knowledge of the Company, has revocation been threatened) nor has any event occurred since the date of the most recent approval or application therefor relating to any such Pension Plan that would materially affect any such approval relating thereto or materially increase the costs relating thereto. The Company has delivered to Parent a true and complete copy of the most recent determination letter received with respect to each Pension Plan, as well as a true and complete copy of each pending application for a determination letter, if any.

               (iii) No Pension Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA (a "Multiemployer Pension Plan") or is subject to the provisions of Title IV of ERISA, and neither the Company nor any Commonly Controlled Entity could have any liability under Title IV of ERISA. None of the Company, any of its subsidiaries, any officer of the Company or any of its subsidiaries or any of the Benefit Plans which are subject to ERISA, including the Pension Plans, any trusts created thereunder or any trustee or administrator thereof, has engaged in a "prohibited transaction" (as such term is defined in Section 406 of ERISA or Section 4975 of the Code) or any other breach of fiduciary responsibility that could subject the Company, any of its subsidiaries or any officer of the Company or any of its subsidiaries to the tax or penalty on prohibited transactions imposed by such Section 4975 or to any liability under Section 502(i) or 502(l) of ERISA. None of such Benefit Plans and trusts has been terminated. All contributions and premiums and benefit payments required to be made under the terms of any Benefit Plan as of the date hereof have been timely made or have been reflected on the most recent consolidated balance sheet included in the Company Filed SEC Documents.

               (iv) All material reports, returns and similar documents with respect to all Benefit Plans required to be filed with any Governmental Entity or distributed to any Benefit Plan participant have been duly and timely filed or distributed. None of the Company or any of its subsidiaries has received notice of, and to the knowledge of the Company, there are no investigations by any Governmental Entity with respect to, termination proceedings or other claims (except claims for benefits payable in the normal operation of the Benefit Plans), suits or proceedings against or involving any Benefit Plan or asserting any rights or claims to benefits under any Benefit Plan that could give rise to any liability, and, to the knowledge of the Company, there are not any facts that could give rise to any liability in the event of any such investigation, claim, suit or proceeding.

               (v) The Company and its subsidiaries, with respect to each Benefit Plan that is a "group health plan" (as such term is defined in Section 5000(b)(1) of the Code), comply in all material respects with the applicable requirements of Section 4980B(f) of the Code. Neither the Company nor any of its subsidiaries has any obligations for retiree health or life insurance benefits under any Benefit Plan or Benefit Agreement.

               (vi) Except as expressly contemplated by this Agreement or as set forth in any Employment Agreement, none of the execution and delivery of this Agreement, the consummation of the Merger or any other transaction contemplated by this Agreement and the Stockholder Agreement (including as a result of any termination of employment following the Effective
        Time) will (x) entitle any employee, officer, consultant or director of the Company or any of its subsidiaries to severance or termination pay,
        (y) accelerate the time of payment or vesting or trigger any payment or funding (through a grantor trust or otherwise) of compensation or benefits under, increase the amount payable or trigger any other material obligation pursuant to, any of the Benefit Plans or Benefit Agreements or (z) result in any breach or violation of, or a default under, any of the Benefit Plans or Benefit Agreements.

               (vii) Other than payments or benefits that may be made or provided to the persons listed in Section 3.01(k)(vii) of the Company Disclosure Schedule (the "Primary Company Executives"), no amount or other entitlement or economic benefit that could be received (whether in cash or property or the vesting of property) as a result of the Merger or any other transaction contemplated by this Agreement or the Stockholder Agreement (including as a result of termination of employment on or following the Effective Time) by or for the benefit of any employee, officer, director or consultant of the Company or any of its affiliates who is a "disqualified individual" (as such term is defined in proposed Treasury Regulation Section 1.280G-1) under any Benefit Plan or Benefit Agreement or otherwise would be characterized as an "excess parachute payment" (as defined in Section 280G(b)(1) of the Code), and no disqualified individual is entitled to receive any additional payment from the Company or any of its subsidiaries, the Surviving Corporation or any other person in the event that the excise tax under Section 4999 of the Code is imposed on such disqualified individual. Set forth in
        Section 3.01(k)(vii) of the Company Disclosure Schedule is (a) the estimated maximum amount that could be paid to each Primary Company Executive as a result of the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement based upon the assumptions set forth therein (including as a result of a termination of employment on or following the Effective Time) under all Benefit Plans and Benefit Agreements and (b) the "base amount" (as defined in Section 280G(b)(3) of the Code) for each Primary Company Executive calculated as of the date of this Agreement.

               (viii) The Company and its subsidiaries are in compliance in all material respects with all Federal, state and local requirements regarding employment. Neither the Company nor any of its subsidiaries is a party to any collective bargaining or other labor union contract applicable to persons employed by the Company or any of its subsidiaries and no collective bargaining agreement is being negotiated by the Company or any of its subsidiaries. As of the date of this Agreement, there is no labor dispute, strike or work stoppage against the Company or any of its subsidiaries pending or, to the knowledge of the Company, threatened which may interfere with the respective business activities of the Company or its subsidiaries. As of the date of this Agreement, to the knowledge of the Company, none of the Company, any of its subsidiaries or any of their respective representatives or employees has committed an unfair labor practice in connection with the operation of the respective businesses of the Company or any of its subsidiaries, and there is no charge or complaint against the Company or any of its subsidiaries by the National Labor Relations Board or any comparable governmental agency pending or threatened in writing.

               (ix) None of the Company nor any of its subsidiaries has any material liability or obligations, including under or on account of a Benefit Plan, arising out of the hiring of persons to provide services to the Company or any of its subsidiaries and treating such persons as consultants or independent contractors and not as employees of the Company or any of its subsidiaries.

               (l) Taxes. (i) Each of the Company and its subsidiaries has timely filed all tax returns and reports required to be filed by it, and all such returns and reports are true, complete and correct in all material respects. Each of the Company and its subsidiaries has timely paid all taxes required to be paid by it and withheld and timely paid to the proper taxing authority all taxes required to be withheld. The most recent financial statements included in the Company Filed SEC Documents reflect an adequate reserve for all taxes payable by the Company and its subsidiaries for all taxable periods and portions thereof accrued through the date of such financial statements.

               (ii) No deficiencies for any taxes have been assessed or, to the knowledge of the Company, proposed or asserted against the Company or any of its subsidiaries that are not adequately reserved for in the most recent financial statements included in the Company Filed SEC Documents. All assessments for taxes due with respect to any concluded litigation have been fully paid or have been adequately reserved for in the most recent financial statements included in the Company Filed SEC Documents. The statute of limitations for the assessment or collection of tax liability has not expired with respect to any income tax returns of the Company or any of its subsidiaries. There is no currently effective agreement or other document extending, or having the effect of extending, the period of assessment or collection of any taxes of the Company or any of its subsidiaries and no power of attorney with respect to taxes has been executed or filed with any taxing authority. No tax returns of the Company or any of its subsidiaries are currently under audit or examination by any taxing authority.

               (iii) There are no material Liens for taxes (other than for taxes not yet due and payable) on the assets of the Company or any of its subsidiaries. Neither the Company nor any of its subsidiaries is bound by any agreement with respect to taxes.

               (iv) Neither the Company nor any of its subsidiaries has been a United States real property holding corporation within the meaning of Section

        897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code.

               (v) Neither the Company nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

               (vi) The Benefit Plans and other employee compensation arrangements in effect as of the date of this Agreement have been designed so that the disallowance of a material deduction under Section 162(m) of the Code for employee remuneration will not apply to any amounts paid or payable by the Company or any of its subsidiaries under any such plan or arrangement and, to the knowledge of the Company, no fact or circumstance exists that is reasonably likely to cause such disallowance to apply to any such amounts.

               (vii) Neither the Company nor any of its subsidiaries has constituted either a "distributing corporation" or a "controlled corporation" (within the meaning of Section 355(a)(1)(A) of the Code) in a distribution of stock qualifying for tax-free treatment under Section 355 of the Code (x) in the two years prior to the date of this Agreement or (y) in a distribution which could otherwise constitute part of a "plan" or "series of related transactions" (within the meaning of Section 355(e) of the Code) in conjunction with the Merger.

               (viii) As used in this Agreement, "taxes" shall include all (x) U.S. Federal, state, local or foreign income, property, sales, excise and other taxes or similar governmental charges, including any interest, penalties or additions with respect thereto, (y) liability for the payment of any amounts of the type described in (x) as a result of being a member of an affiliated, consolidated, combined or unitary group, and
        (z) liability for the payment of any amounts as a result of being party to any tax sharing (or similar) agreement or as a result of any express or implied obligation to indemnify any other person with respect to the payment of any amounts of the type described in clause (x) or (y).

               (m) Voting Requirements. The affirmative vote of the holders of a majority of the outstanding shares of Company Common Stock at the Stockholders Meeting to adopt this Agreement (the "Stockholder Approval") is the only vote of the holders of any class or series of the Company's capital stock necessary to approve and adopt this Agreement and the transactions contemplated hereby.

               (n) State Takeover Statutes. The approval of this Agreement and the Merger and the Stockholder Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement by the Special Committee and the Board of Directors of the Company referred to in Section 3.01(d) constitutes approval of this Agreement and the Merger and the Stockholder Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement by the Special Committee and the Board of Directors of the Company under the provisions of Section 203 of the DGCL and represents all the action necessary to ensure that the restrictions contained in Section 203 of the DGCL do not apply to Parent or Sub in connection with the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement. To the knowledge of the Company, except for Section 203 of the DGCL (which has been rendered inapplicable), no state takeover statute is applicable to the Merger or the other transactions contemplated by this Agreement and by the Stockholder Agreement.

               (o) Brokers; Schedules of Fees and Expenses. No broker, investment banker, financial advisor or other person, other than Credit Suisse First Boston Corporation, the fees and expenses of which will be paid by the Company, is entitled to any broker's, finder's, financial advisor's or other similar fee or commission in connection with the transactions contemplated by this Agreement based upon arrangements made by or on behalf of the Company. The Company has furnished to Parent true and complete copies of all agreements under which any such fees or expenses are payable and all indemnification and other agreements related to the engagement of the persons to whom such fees are payable. The Company's good faith estimates of the fees and expenses of any accountant, broker, financial advisor, consultant, legal counsel or other person retained by the Company in connection with this Agreement or the transactions contemplated hereby incurred or to be incurred by the Company in connection with this Agreement and the transactions contemplated by this Agreement have been previously provided to Parent in writing, identified by category of advisor.

               (p) Opinion of Financial Advisor. The Company has received the opinion of Credit Suisse First Boston Corporation, as of the date of this Agreement, to the effect that, as of such date, the consideration provided for in the Merger is fair to the holders of Company Common Stock from a financial point of view. A signed copy of such opinion set forth in writing and dated as of the date of this Agreement will be delivered to Parent promptly after the date of this Agreement.

               (q) Intellectual Property. (i) A complete and accurate list of all trademarks, service marks, copyrights and patents, and all applications for registration and registrations for such trademarks, copyrights and patents (all of the foregoing, together with all trade names, brands, trade secrets, confidential and proprietary information, formulas, designs, proprietary rights, know-how and processes collectively hereinafter referred to as the "Intellectual Property Rights") owned by or licensed to or used by the Company, and all licenses and contracts with respect to the foregoing, is set forth in
        Section 3.01(q) of the Company Disclosure Schedule. The Company has furnished or granted access to Parent (or with respect to any patents or patent applications, to Parent's outside patent counsel) true and complete copies of each of the foregoing and, to the Company's knowledge, all the material Intellectual Property Rights owned by or licensed to the Company are valid, enforceable and in full force and effect. The Company and its subsidiaries own, free and clear of all Liens, or are validly licensed or otherwise have the right to use, all the Intellectual Property Rights which are material to the conduct of the business of the Company and its subsidiaries.

               (ii) To the knowledge of the Company, neither the Company nor any of its subsidiaries has infringed upon or misappropriated any Intellectual Property Rights or other proprietary information of any other person, except for instances of infringement or misappropriation that individually or in the aggregate have not had and could not reasonably be expected to have a material adverse effect on the Company. As of the date of this Agreement, neither the Company nor any of its subsidiaries has received any written charge, complaint, claim, demand or notice alleging any such infringement or misappropriation (including any claim that the Company or any such subsidiary must license or refrain from using any Intellectual Property Rights or other proprietary information of any other person) which has not been settled or otherwise fully resolved. To the Company's knowledge, no other person has infringed upon or misappropriated any Intellectual Property Rights of the Company or any of its subsidiaries, except for instances of infringement or misappropriation that individually or in the aggregate have not had and could not reasonably be expected to have a material adverse effect on the Company.

               (iii) As the business of the Company and its subsidiaries is presently conducted and proposed to be conducted without giving effect to any change with respect thereto that may be made by Parent, to the Company's knowledge, Parent's use after the Closing of the Intellectual Property Rights which are material to the conduct of the business of the Company and its subsidiaries taken as a whole will not infringe upon or misappropriate the Intellectual Property Rights or other proprietary information of any other person.

               (iv) The Company has taken, and until the Closing Date, the Company will take all steps reasonably necessary to preserve the Company's legal rights in, and the secrecy of, all its Intellectual Property Rights. In addition, to the Company's knowledge, each employee, agent, consultant or contractor who has materially contributed to or participated in the creation or development of any copyrightable, patentable or trade secret material on behalf of the Company, any of its subsidiaries or any predecessor-in-interest thereto either (x) is a party to a "work-for-hire" agreement under which the Company or such subsidiary is deemed to be the original owner/author of all property rights therein in substantially the form attached as Exhibit A to
        Section 3.01(q) of the Company Disclosure Schedule, or (y) has executed an assignment or an agreement to assign in favor of the Company, such subsidiary or such predecessor-in-interest, as applicable, all right, title and interest in such material in substantially the form attached as Exhibit B to Section 3.01(q) of the Company Disclosure Schedule.

               (r) Contracts. Except for Contracts filed as exhibits to the Company Filed SEC Documents and Contracts that have previously expired or been terminated, none of the Company or any of its subsidiaries is a party to or bound by, and none of their respective properties or assets are bound by or subject to, any written or oral:

               (i) material Contract not made in the ordinary course of business entered into prior to the date of this Agreement;

               (ii) Contract pursuant to which the Company or any of its subsidiaries has agreed not to compete with any person or to engage in any activity or business, or pursuant to which any benefit is required to be given or lost as a result of so competing or engaging;

               (iii) Contract pursuant to which the Company or any of its subsidiaries is restricted in any material respect in the development, marketing or distribution of their respective products or services;

               (iv) Contract with (A) any affiliate of the Company or any of its subsidiaries or (B) any current or former director or officer of the Company or any of its subsidiaries or of any affiliate of the Company or any of its subsidiaries or any of the 25 most highly compensated employees of the Company and its subsidiaries, taken as a whole, or (C) any affiliate of any such person (other than (w) contracts on arm's-length terms with companies whose common stock is publicly traded, (x) offer letters providing solely for "at will" employment, (y) invention assignment and confidentiality agreements relating to the assignment of inventions to the Company or any of its subsidiaries not involving the payment of money and (z) Benefit Plans referred to in Section 3.01(j));

               (v) license granted by the Company or any of its subsidiaries pursuant to which the Company or any of its subsidiaries has agreed to refrain from granting license rights to any other person;

               (vi) Contract under which the Company or any of its subsidiaries has (i) incurred any indebtedness that is currently owing or (ii) given any guarantee in respect of indebtedness, in each case having an aggregate principal amount in excess of $100,000;

               (vii) material Contract that requires consent, approval or waiver of or notice to a third party in the event of or with respect to the Merger, including in order to avoid termination of or a loss of material benefit under any such Contract;

               (viii) Contract or other agreement, whether written or oral, that contains any guarantees as to the Company's or any of its subsidiaries' future revenues;

               (xi) Contract providing for payments of royalties to third parties in excess of $250,000 per year or $500,000 in the aggregate;

               (x) Contract not made in the ordinary course of business granting a third party any license to Intellectual Property Rights of the Company or any of its subsidiaries that is not limited to the internal use of such third party;

               (xi) Contract providing confidential treatment by the Company or any of its subsidiaries of third party information other than (x) non-disclosure agreements and provisions entered into by the Company in the ordinary course of business consistent with past practice and (y) the Confidentiality Agreement;

               (xii) Contract granting the other party to such Contract or a third party "most favored nation" status that, following the Merger, would in any way apply to Parent or any of its subsidiaries (other than the Company and its subsidiaries and their products or services or any similar products or services produced or offered by Parent or its subsidiaries (other than the Company and its subsidiaries)); or

               (xiii) Contract which (i) has aggregate future sums due from the Company or any of its subsidiaries in excess of $250,000 and is not terminable by the Company or any such subsidiary for a cost of less than $250,000 or (ii) is otherwise material to the business of the Company and its subsidiaries, taken as a whole, as presently conducted or as proposed by management of the Company to be conducted.

        Each Contract of the Company and its subsidiaries is in full force and effect and is a legal, valid and binding agreement of the Company or such subsidiary and, to the knowledge of the Company or such subsidiary, of each other party thereto, enforceable against the Company or such subsidiary, as the case may be, and, to the knowledge of the Company or such subsidiary, against the other party or parties thereto, in each case, in accordance with its terms, except for such failures to be in full force and effect or enforceable that individually or in the aggregate have not had and could not reasonably be expected to have a material adverse effect on the Company. Each of the Company and its subsidiaries has performed or is performing all material obligations required to be performed by it under its Contracts and is not (with or without notice or lapse of time or both) in breach or default in any material respect thereunder, and, to the knowledge of the Company or such subsidiary, no other party to any of its Contracts is (with or without notice or lapse of time or both) in breach or default in any material respect thereunder except, in each case, for such breaches that individually or in the aggregate have not had and could not reasonably be expected to have a material adverse effect on the Company.

               (s) Title to Properties. (i) Section 3.01(s) of the Company Disclosure Schedule sets forth a complete and accurate list of all real property and material personal property owned or leased by the Company or any of its subsidiaries. Each of the Company and its subsidiaries has good and valid title to, or valid leasehold interests in or valid rights to, all its material properties and assets except for such as are no longer used or useful in the conduct of its businesses or as have been disposed of in the ordinary course of business and except for defects in title, easements, restrictive covenants and similar encumbrances that individually or in the aggregate do not materially interfere with its ability to conduct its business as currently conducted. All such material assets and properties, other than assets and properties in which the Company or any of its subsidiaries has a leasehold interest, are free and clear of all Liens except for Liens that individually or in the aggregate do not materially interfere with the ability of the Company and its subsidiaries to conduct their respective businesses as currently conducted.

               (ii) Each of the Company and its subsidiaries has complied in all material respects with the terms of all real property leases to which it is a party and under which it is in occupancy, and all such leases are in full force and effect. Each of the Company and its subsidiaries enjoys peaceful and undisturbed possession under all such leases, except for failures to do so that individually or in the aggregate have not had and could not reasonably be expected to have a material adverse effect on the Company.

               (t) Privacy Policy. (i) For purposes of this Section 3.01(t):

               (A) "Privacy Statement" means the Company's privacy policies published on its web site regarding the collection, use and distribution of personal information from visitors to its web site and consumers of its products and services;

               (B) "Terms and Conditions" means the terms and conditions published on the Company's web site that govern the use of the Company's products and services.

               (ii) The Privacy Statement and Terms and Conditions are posted at all times on the Company's web site. The Company maintains a link to the Privacy Statement from its homepage and makes an effort to include a link from any page on which personal information is collected from visitors to its web site and users of its products and services. The Privacy Statement is clearly written and includes at the minimum the following: (A) notice to users about the Company's web site's information collection policies and practices prior to disclosing their personal information; and (B) a description of how users' personal information will be used, including any uses beyond those for which the information was provided.

               (iii) The Company has adequate technological and procedural measures in place to protect data collected from visitors and users against loss, theft, unauthorized access or disclosure. The Company does not knowingly collect information from or target children under the age of thirteen. The Company does not sell, rent or otherwise make available to third parties any personally-identifiable data submitted by users.

               (iv) The Privacy Statement is accurate and consistent with the Terms and Conditions. The Company and its employees have (A) complied at all times with the then current privacy policy issued by the Company, all applicable U.S. privacy laws regarding the disclosure and use of data, (B) not violated the Privacy Statement or the Terms and Conditions and (C) taken all appropriate and reasonable steps to protect and maintain the confidential nature of the information provided to the Company by visitors and users. Neither the Company nor any of its subsidiaries is party to any Contract or subject to any other obligation that, following the Merger, would prevent Parent and its affiliates from using the information covered by the Privacy Statement in a manner consistent with applicable privacy laws and industry standards regarding the disclosure and use of data. No claims or controversies have arisen regarding the Privacy

        Statement, the Terms and Conditions or the implementation of any of the foregoing.

               SECTION 3.02. Representations and Warranties of Parent and Sub. Except as set forth on the disclosure schedule (each section of which qualifies the correspondingly numbered representation and warranty or covenant to the extent specified therein and such other representations and warranties or covenants to the extent a matter in such section is disclosed in such a way as to make its relevance to the information called for by such other representation and warranty or covenant reasonably apparent) delivered by Parent to the Company prior to the execution of this Agreement (the "Parent Disclosure Schedule"), Parent and Sub represent and warrant to the Company as follows:

                (a) Organization, Standing and Corporate Power. Parent is a corporation duly incorporated and validly subsisting under the laws of France, Sub is a corporation duly incorporated, validly existing and in good standing under the DGCL, and each of Parent and Sub has the requisite corporate power and authority to carry on its business as now being conducted. Each of Parent and Sub is duly qualified or licensed to do business and is in good standing (with respect to jurisdictions which recognize such concept) in each jurisdiction in which the nature of its business or the ownership, leasing or operation of its assets makes such qualification or licensing necessary, except for those jurisdictions where the failure to be so qualified or licensed or to be in good standing individually or in the aggregate has not had and could not reasonably be expected to have a material adverse effect on Parent. Parent has made available to the Company prior to the execution of this Agreement complete and correct copies of its certificate of incorporation and by-laws and the certificate of incorporation and by-laws of Sub, in each case as amended to the date of this Agreement.

               (b) Authority; Noncontravention. Each of Parent and Sub has all requisite corporate power and authority to enter into this Agreement and to consummate the transactions contemplated by this Agreement. The execution and delivery of this Agreement by Parent and Sub and the consummation by Parent and Sub of the transactions contemplated by this Agreement have been duly authorized by all necessary corporate action on the part of Parent and Sub and no other corporate proceedings on the part of Parent or Sub are necessary to authorize this Agreement or to consummate the transactions contemplated by this Agreement. This

        Agreement has been duly executed and delivered by Parent and Sub and, assuming the due authorization, execution and delivery by the Company, constitutes a legal, valid and binding obligation of Parent and Sub, enforceable against each of them in accordance with its terms. The execution and delivery of this Agreement do not, and the consummation of the transactions contemplated by this Agreement and compliance by Parent and Sub with the provisions of this Agreement will not, conflict with, or result in any violation or breach of, or default (with or without notice or lapse of time, or both) under, or give rise to a right of termination, cancelation or acceleration of any obligation or loss of a benefit under, or result in the creation of any Lien upon any of the properties or assets of Parent or Sub under, (i) the Restated Corporate Statutes of Parent or the certificate of incorporation or by-laws of Sub, (ii) any Contract to which Parent or Sub is a party or otherwise applicable to Parent or Sub or their respective properties or assets or
        (iii) subject to the governmental filings and other matters referred to in the following sentence, (A) any judgment, order or decree or (B) any statute, law, ordinance, rule or regulation, in each case applicable to Parent or Sub or any of their respective properties or assets, other than, in the case of clauses (ii) and (iii), any such conflicts, violations, breaches, defaults, rights, losses or Liens that individually or in the aggregate could not reasonably be expected to (x) have a material adverse effect on Parent, (y) impair in any material respect the ability of Parent or Sub to perform its obligations under this Agreement or (z) prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by this Agreement. No consent, approval, order or authorization of, action by, or in respect of, or registration, declaration or filing with, any Governmental Entity is required to be obtained or made by or with respect to Parent or Sub in connection with the execution and delivery of this Agreement by Parent and Sub or the consummation by Parent and Sub of the transactions contemplated by this Agreement, except for (1) the filing of a premerger notification and report form by Parent under the HSR Act and any applicable filings and approvals under Foreign Antitrust Laws; (2) the filing with the SEC of (A) the Form S-4 and (B) such reports under Section 13(a), 13(d), 15(d) or 16(a) of the Exchange Act as may be required in connection with this Agreement and the Stockholder Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement; (3) the filing of the Certificate of Merger with the Secretary of

        State of the State of Delaware and appropriate documents with the relevant authorities of other states in which Parent is qualified to do business; (4) such filings with and approvals of the NYSE to permit the Parent ADSs that are to be issued in the Merger to be listed on the NYSE; and (5) such other consents, approvals, orders, authorizations, registrations, declarations and filings the failure of which to be made or obtained individually or in the aggregate could not reasonably be expected to (x) have a material adverse effect on Parent, (y) impair in any material respect the ability of Parent or Sub to perform its obligations under this Agreement or (z) prevent or materially impede, interfere with, hinder or delay the consummation of the transactions contemplated by this Agreement.

                (c) SEC Documents. Parent has filed all required reports, schedules, forms, statements and other documents (including exhibits and all other information incorporated therein) with the SEC since September 11, 2000 (collectively, the "Parent SEC Documents"). As of their respective dates, the Parent SEC Documents complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, and the rules and regulations of the SEC promulgated thereunder applicable to such Parent SEC Documents, and none of the Parent SEC Documents when filed contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Except to the extent that information contained in any Parent SEC Document has been revised or superseded by a later filed Parent SEC Document, none of the Parent SEC Documents contains any untrue statement of a material fact or omits to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. The financial statements of Parent included in the Parent SEC Documents comply as to form, as of their respective dates of filing with the SEC, in all material respects with the Accounting Rules, have been prepared in accordance with French GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present in all material respects the consolidated financial position of Parent and its consolidated subsidiaries as of the dates thereof and the consolidated results of their operations and cash flows for the periods then ended. The notes to the financial statements of Parent included in the Parent SEC Documents reconciling to U.S. GAAP the consolidated net income and shareholders' equity of Parent comply in all material respects with the Accounting Rules applicable to such reconciliation.

                (d) Absence of Material Adverse Change. Since the date of the most recent audited financial statements included in Parent SEC Documents filed and publicly available prior to the date of this Agreement, there has not been any material adverse change with respect to Parent.

                (e) Information Supplied. None of the information supplied or to be supplied by Parent specifically for inclusion or incorporation by reference in (i) the Form F-4 will, at the time the Form F-4 is filed with the SEC, at any time it is amended or supplemented and at the time the Form F-4 becomes effective under the Securities Act, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading or (ii) the Proxy Statement will, at the date it is first mailed to the Company's stockholders or at the time of the Stockholders Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. The Form F-4 will comply as to form in all material respects with the requirements of the Securities Act and the rules and regulations thereunder. No representation or warranty is made by Parent or Sub with respect to statements made or incorporated by reference in the Form F-4 based on information supplied by the Company specifically for inclusion or incorporation by reference in the Form F-4.

                (f) No Parent Stockholder Vote Required. This Agreement and the transactions contemplated hereby, including the issuance of Parent Shares pursuant to Article II hereof, do not require the approval of the holders of any shares of capital stock of Parent.

                (g) Parent Shares. All outstanding Parent Shares, Parent ADSs and receipts evidencing Parent ADSs are, and all Parent Shares, Parent ADSs and receipts evidencing Parent ADSs which may be issued pursuant to this Agreement shall when issued in accordance with this Agreement be, duly authorized, validly issued, fully paid and nonassessable and not subject to preemptive rights.

                (h) Tax Matters. Neither Parent nor any of its subsidiaries has taken any action or knows of any fact, agreement, plan or other circumstance that is reasonably likely to prevent the Merger from qualifying as a reorganization within the meaning of Section 368(a) of the Code.

                (i) Interim Operations of Sub. Sub was formed solely for the purpose of engaging in the transactions contemplated hereby, has engaged in no other business activities and has conducted its operations only as contemplated hereby.

                                   ARTICLE IV

                    Covenants Relating to Conduct of Business

               SECTION 4.01. Conduct of Business. (a) Conduct of Business by the Company. Except as set forth in Section 4.01(a) of the Company Disclosure Schedule, as otherwise expressly contemplated by this Agreement or as consented to in writing by Parent, during the period from the date of this Agreement to the Effective Time, the Company shall, and shall cause its subsidiaries to, carry on their respective businesses only in the ordinary course consistent with past practice and in compliance in all material respects with all applicable laws and regulations and, to the extent consistent therewith, use all reasonable efforts to preserve intact their current business organizations, use reasonable efforts to keep available the services of their current officers and other key employees and preserve their relationships with those persons having business dealings with them to the end that their goodwill and ongoing businesses shall be unimpaired at the Effective Time. Without limiting the generality of the foregoing, during the period from the date of this Agreement to the Effective Time, except as set forth in Section 4.01(a) of the Company Disclosure Schedule or as otherwise expressly contemplated by this Agreement, the Company shall not, and shall not permit any of its subsidiaries to, without Parent's prior written consent:

                (i) other than dividends and distributions (including liquidating distributions) by a direct or indirect wholly owned subsidiary of the Company to its parent, (x) declare, set aside or pay any dividends on, or make any other distributions (whether in cash, stock, property or otherwise) in respect of, any of its capital stock, (y) split, combine or reclassify any of its capital stock or issue or authorize the issuance of any other securities in respect of, in lieu of or in substitution for shares of its capital stock, or
        (z) purchase, redeem or otherwise acquire, directly or indirectly, any shares of capital stock of the Company or any of its subsidiaries or any other securities thereof or any rights, warrants or options to acquire any such shares or other securities, except for repurchases of outstanding unvested shares of Company Common Stock in respect of which the Company has a right under specified circumstances to repurchase such shares at a fixed purchase price (which shall not exceed the Cash Consideration) pursuant to restricted stock purchase agreements in the form attached as Exhibit A to Section 3.01(c) of the Company Disclosure Schedule;

               (ii) issue, deliver, sell, pledge or otherwise encumber or subject to any Lien (w) any shares of its capital stock, (x) any other voting securities, (y) any securities convertible into, or any rights, warrants or options to acquire, any such shares, voting securities or convertible securities or (z) any "phantom" stock or stock rights, SARs or stock-based performance units other than (A) the issuance of Company Common Stock upon the exercise of Stock Options, purchase rights under the ESPP or the Warrants, in each case outstanding as of the date hereof in accordance with their present terms or (B) the issuance of up to 2,500,000 shares of Company Common Stock pursuant to the Stipulation of Settlement in the Company's class action and derivative lawsuits;

              (iii) amend the Company's certificate of incorporation, by-laws or other comparable organizational documents other than as necessary to implement the corporate governance enhancements to be entered into in accordance with the Stipulation of Settlement in the Company's class action and derivative lawsuits;

               (iv) directly or indirectly acquire (x) by merging or consolidating with, or by purchasing assets of, or by any other manner, any person or division, business or equity interest of any person or (y) any assets that, individually, have a purchase price in excess of $100,000 or, in the aggregate, have a purchase price in excess of $100,000, except for purchases of components or supplies in the ordinary course of business consistent with past practice;

                (v) sell, lease, license, sell and leaseback, mortgage or otherwise encumber or subject to any Lien or otherwise dispose of any of its properties or assets (including securitizations), other than sales or licenses of finished goods or services in the ordinary course of business consistent with past practice;

               (vi) incur any indebtedness for borrowed money or guarantee any such indebtedness of another person, issue or sell any debt securities or warrants or other rights to acquire any debt securities of the Company or any of its subsidiaries, guarantee any debt securities of another person, enter into any "keep well" or other agreement to maintain any financial statement condition of another person or enter into any arrangement having the economic effect of any of the foregoing, except for short-term borrowings incurred in the ordinary course of business (or to refund existing or maturing indebtedness) consistent with past practice not to exceed $100,000 at any time outstanding and except for intercompany indebtedness between the Company and any of its subsidiaries or between such subsidiaries;

               (vii) make any loans, advances or capital contributions to, or investments in, any other person;

               (viii) make any new capital expenditures, or enter into any agreements providing for payments which, individually, are in excess of $100,000 or, in the aggregate, are in excess of $1,000,000;

               (ix) make any tax election that, individually or in the aggregate, is reasonably likely to adversely affect in any material respect the tax liability or tax attributes of the Company or any of its subsidiaries or settle or compromise any material income tax liability;

               (x) (A) pay, discharge, settle or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), or litigation (whether or not commenced prior to the date of this Agreement), or modify the terms of any existing settlement agreement or arrangement, other than the payment, discharge, settlement or satisfaction, in the ordinary course of business consistent with past practice or in accordance with their terms, of Non-Litigation Liabilities recognized or disclosed in the most recent consolidated financial statements (or the notes thereto) of the Company included in the Company Filed SEC Documents or Non-Litigation Liabilities incurred since the date of such financial statements in the ordinary course of business consistent with past practice (it being understood and agreed that, without limiting the generality of the foregoing proscription, all matters relating to the payment, discharge, settlement or satisfaction of any matters covered by
        Section 5.11(b) shall be governed exclusively by such Section 5.11(b)),
        (B) cancel any indebtedness, (C) waive or assign any claims or rights of substantial value, (D) waive any benefit of, agree to modify in any manner, terminate, release any person from or fail to enforce any standstill or similar agreement to which the Company or any of its subsidiaries is a party or of which the Company or any of its subsidiaries is a beneficiary or (E) waive any material benefit of, agree to modify in any material respect, terminate, release any person from or fail to enforce any confidentiality or similar agreement to which the Company or any of its subsidiaries is a party or of which the Company or any of its subsidiaries is a beneficiary;

               (xi) except as required by law or as otherwise contemplated by this Agreement, (x) establish, enter into, adopt or amend or terminate any Benefit Plan or Benefit Agreement, (y) change the manner in which contributions to any Pension Plan are made or the basis on which such contributions are determined or (z) take any action to accelerate any rights or benefits, or make any material determinations not in the ordinary course of business consistent with past practice, under any Benefit Plan or Benefit Agreement;

              (xii) (w) increase the compensation, bonus or fringe or other benefits of any current or former director, consultant, officer or other employee, except for (A) salary increases for non-executive officer employees as part of an annual review process or part of a promotion in job title or responsibility in the ordinary course of business consistent with past practice or (B) after consultation with Parent, bonuses awarded in the ordinary course of business consistent with past practice, including bonuses to be awarded in June 2001 and paid in July 2001, (x) grant any current or former director, consultant, officer or other employee any increase in severance or termination pay, (y) amend or modify any Stock Option, or (z) or pay any benefit or amount not required by a plan or arrangement as in effect on the date of this Agreement to any such person;

             (xiii) transfer or license to any person or entity or otherwise extend, amend or modify any rights to the Intellectual Property Rights of the Company and its subsidiaries other than in the ordinary course of business consistent with past practices; provided that in no event shall the Company or any of its subsidiaries license on an exclusive basis or sell any Intellectual Property Rights of the Company and its subsidiaries;

               (xiv) enter into or amend any agreements pursuant to which any person is granted exclusive marketing, manufacturing or other rights with respect to any product, process or technology of the Company or any of its subsidiaries;

               (xv) enter into or amend any Contract or other agreement, whether written or oral, that contains any guarantees as to the Company's or any of its subsidiaries' future revenues;

               (xvi) obtain, through acquisition, lease, sublease or otherwise, any real property for use as an office or similar facility of the Company or any of its subsidiaries;

               (xvii) increase the headcount of employees of the Company by more than 5%;

               (xviii) except insofar as may be required by a change in GAAP, make any changes in accounting methods, principles or practices;

               (xix) take any action that would, or that could reasonably be expected to, result in any condition to the Merger set forth in Article VI not being satisfied; or

               (xx) authorize, or commit, resolve or agree to take, any of the foregoing actions.

For purposes of this Agreement, "Non-Litigation Liabilities" means all liabilities of the Company and its subsidiaries of a type that would be disclosed in consolidated financial statements of the Company prepared in accordance with GAAP, other than (i) liabilities pertaining to the line item "Reserve for litigation and copyright matters" (or any similar line item) on any condensed consolidated balance sheet of the Company or the related notes thereto and (ii) liabilities of a type described in Section 5.11(b).

               (b) Advice of Changes; Filings. The Company and Parent shall promptly advise the other party orally and in writing to the extent it has knowledge of (i) any representation or warranty made by it (and, in the case of Parent, made by Sub) contained in this Agreement that is qualified as to materiality becoming untrue or inaccurate in any respect or any such representation or warranty that is not so qualified becoming untrue or inaccurate in any material respect, (ii) the failure by it (and, in the case of Parent, by Sub) to comply with or satisfy in any material respect any covenant, condition or agreement to be complied with or satisfied by it under this Agreement and (iii) any change or event having, or which could reasonably be expected to have, a material adverse effect on such party or on the ability of the conditions set forth in Article VI to be satisfied; provided, however, that no such notification shall affect the representations, warranties, covenants or agreements of the parties (or remedies with respect thereto) or the conditions to the obligations of the parties under this Agreement. The Company and Parent shall promptly provide the other copies of all filings made by such party with any Governmental Entity in connection with this Agreement and the transactions contemplated hereby, other than the portions of such filings that include confidential information not directly related to the transactions contemplated by this Agreement.

               SECTION 4.02. No Solicitation by the Company. (a) The Company shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its or any of its subsidiaries' directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action intended to, or which could reasonably be expected to, facilitate, any inquiries or the making of any proposal that constitutes, or could reasonably be expected to lead to, any Takeover Proposal or (ii) enter into, continue or otherwise participate in any discussions or negotiations regarding, or furnish to any person any information with respect to, or otherwise cooperate in any way with, any Takeover Proposal. Notwithstanding the foregoing, in the event that, notwithstanding compliance with the preceding sentence, the Company receives a bona fide written Takeover Proposal that the Board of Directors of the Company determines in good faith (after consultation with outside counsel and a financial advisor of nationally recognized reputation) constitutes or is reasonably likely to lead to a Superior Proposal, the Company may, to the extent that the Board of Directors of the Company determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties, participate in discussions or negotiations regarding such Takeover Proposal in order to inform itself in a manner required to comply with its fiduciary duties with respect to such Takeover

Proposal so that it may make any determination permitted pursuant to Section 4.02(b)(i) and meet its fiduciary duties of full disclosure to the stockholders of the Company. In such event, the Company shall, (i) no less than 48 hours prior to participating in any such discussions or negotiations, inform Parent of the material terms and conditions of such Takeover Proposal, including the identity of the person making such Takeover Proposal, (ii) promptly inform Parent of the substance of any discussions or negotiations relating to such Superior Proposal and (iii) promptly keep Parent fully informed of the status, including any change to the details of, any such Takeover Proposal. Without limiting the foregoing, it is understood that any violation in any material respect of the restrictions set forth in the first sentence of this Section 4.02(a) by any director, officer or employee of the Company or any of its subsidiaries or any investment banker, financial advisor, attorney, accountant or other representative of the Company or any of its subsidiaries shall be deemed to be a breach of this Section 4.02(a) by the Company.

               For purposes of this Agreement, "Superior Proposal" means any offer not solicited by the Company made by a third party to consummate a tender offer, exchange offer, merger, consolidation, share exchange or similar transaction which would result in such third party (or its shareholders) owning, directly or indirectly, 50% or more of the shares of Company Common Stock then outstanding (or of the surviving entity in a merger) or 50% or more of the assets of the Company and its subsidiaries and otherwise on terms which the Board of Directors of the Company determines in good faith (following receipt of the advice of a financial advisor of nationally recognized reputation) to be more favorable to the Company's stockholders from a financial point of view than the Merger.

               For purposes of this Agreement, "Takeover Proposal" means any inquiry, proposal or offer from any person relating to any direct or indirect acquisition or purchase of 20% or more of the assets of the Company and its subsidiaries, taken as a whole, or 20% or more of any class or series of equity securities of the Company or any of its subsidiaries, any tender offer or exchange offer that if consummated would result in any person beneficially owning 20% or more of any class or series of equity securities of the Company or any of its subsidiaries, or any merger, consolidation, share exchange, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company or any of its subsidiaries pursuant to which any person (or its shareholders) would beneficially own 20% or more of any class or series of equity securities of the Company (or any resulting parent or surviving entity), other than the transactions contemplated by this Agreement.

               (b) Neither the Company nor the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent, the approval or recommendation by such Board of Directors or such committee of the Merger or this Agreement, except to the extent that such Board of Directors determines in good faith (after consultation with outside counsel) that it is required to do so in order to comply with its fiduciary duties, (ii) approve or recommend, or propose to approve or recommend, any Takeover Proposal or (iii) approve or recommend, or propose to approve or recommend, or execute or enter into, any letter of intent, memorandum of understanding, agreement in principle, merger agreement, acquisition agreement, option agreement, joint venture agreement, partnership agreement or other similar agreement or propose or agree to do any of the foregoing constituting or related to, or which is intended to or could reasonably be expected to lead to, any Takeover Proposal.

               (c) In addition to the obligations of the Company set forth in paragraphs (a) and (b) of this Section 4.02, the Company shall immediately (and no later than 48 hours) advise Parent orally and in writing of any request for information or of any inquiry with respect to a Takeover Proposal, the material terms and conditions of such request, inquiry or Takeover Proposal and the identity of the person making such request, inquiry or Takeover Proposal. The Company shall promptly keep Parent informed of the status and details (including amendments or changes or proposed amendments or changes) of any such request, inquiry or Takeover Proposal.

               (d) Nothing contained in this Section 4.02 shall prohibit the Company from taking and disclosing to its stockholders a position contemplated by Rule 14d-9 or 14e-2 promulgated under the Exchange Act or from making any disclosure to the Company's stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure so to disclose would be inconsistent with its obligations under applicable law; provided, however, that, subject to Section 4.02(b)(i), neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose to approve or recommend, a Takeover Proposal.

                                    ARTICLE V

                              Additional Agreements

               SECTION 5.01. Preparation of the Form F-4 and the Proxy Statement; Stockholders Meeting. (a) As soon as practicable following the date of this Agreement, Parent and the Company shall prepare and file with the SEC the Proxy Statement and Parent and the Company shall prepare and Parent shall file with the SEC the Form F-4, in which the Proxy Statement will be included as a prospectus. Parent shall use all reasonable efforts to have the Form F-4 declared effective under the Securities Act as promptly as practicable after such filing. The Company will use all reasonable efforts to cause the Proxy Statement to be mailed to the Company's stockholders as promptly as practicable after the Form F-4 is declared effective under the Securities Act. Parent shall also take any action (other than qualifying to do business in any jurisdiction in which it is not now so qualified or to file a general consent to service of process) required to be taken under any applicable state securities laws in connection with the issuance of Parent Shares in the Merger, and the Company shall furnish all information concerning the Company and the holders of Company Common Stock as may be reasonably requested in connection with any such action and the preparation, filing and distribution of the Proxy Statement. No filing of, or amendment or supplement to, or correspondence to the SEC or its staff with respect to, the Form F-4 will be made by Parent, or the Proxy Statement will be made by the Company, without providing the other party a reasonable opportunity to review and comment thereon. Parent will advise the Company, promptly after it receives notice thereof, of the time when the Form F-4 has become effective or any supplement or amendment has been filed, the issuance of any stop order, the suspension of the qualification of the Parent Shares issuable in connection with the Merger for offering or sale in any jurisdiction, or any request by the SEC for amendment of the Form F-4 or comments thereon and responses thereto or requests by the SEC for additional information. The Company will advise Parent, promptly after it receives notice thereof, of any request by the SEC for the amendment of the Proxy Statement or comments thereon and responses thereto or requests by the SEC for additional information. If at any time prior to the Effective Time any information relating to the Company or Parent, or any of their respective affiliates, officers or directors, should be discovered by the Company or Parent which should be set forth in an amendment or supplement to any of the Form F-4 or the Proxy Statement, so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, the party which discovers such information shall promptly notify the other parties hereto and an appropriate amendment or supplement describing such information shall be promptly filed with the SEC and, to the extent required by law, disseminated to the stockholders of the Company.

               (b) The Company shall, as soon as practicable following the date of this Agreement, establish a record date (which will be as soon as practicable following the date of this Agreement) for, duly call, give notice of, convene and hold a meeting of its stockholders (the "Stockholders Meeting") solely for the purpose of obtaining the Stockholder Approval. The Company shall cause the Stockholders Meeting to be held as promptly as practicable after the date of this Agreement. Subject to Section 4.02(b)(i), the Company shall, through its Board of Directors, recommend to its stockholders that they adopt this Agreement and shall include such recommendation in the Proxy Statement. Without limiting the generality of the foregoing, the Company agrees that its obligations pursuant to this Section 5.01(b) shall not be affected by (i) the commencement, public proposal, public disclosure or communication to the Company or any other person of any Takeover Proposal or (ii) the withdrawal or modification by the Board of Directors of the Company or any committee thereof of such Board of Directors' or such committee's approval or recommendation of the Merger or this Agreement.

               SECTION 5.02. Access to Information; Confidentiality. Upon reasonable notice and subject to the Confidentiality Agreement dated as of March 14, 2001, between Parent and the Company (the "Confidentiality Agreement"), the Company shall, and shall cause each of its subsidiaries to, afford to Parent and to its officers, employees, accountants, counsel, financial advisors and other representatives (including insurance providers and consultants), reasonable access during normal business hours during the period prior to the Effective Time to all its properties, books, contracts, commitments, personnel and records (including electronic databases) and, during such period, the Company shall, and shall cause each of its subsidiaries to, furnish promptly to Parent (a) a copy of each report, schedule, form, statement and other document filed by it during such period pursuant to the requirements of Federal or state securities laws and
(b) all other information concerning its business, properties and personnel as Parent may reasonably request (including the Company's outside accountants' work papers). The Company shall not be required to provide access to or disclose information where such access or disclosure would contravene any law, rule, regulation, order or decree of any Governmental Entity. No review pursuant to this Section 5.02 shall have an effect for the purpose of determining the accuracy of any representation or warranty given by the Company to Parent and Sub. Parent will hold, and will cause its officers, employees, accountants, counsel, financial advisors and other representatives and affiliates to hold, any nonpublic information in accordance with the terms of the Confidentiality Agreement.

               SECTION 5.03. Reasonable Efforts. (a) Upon the terms and subject to the conditions set forth in this Agreement, each of the parties agrees to use reasonable efforts to take, or cause to be taken, all actions, and to do, or cause to be done, and to assist and cooperate with the other parties in doing, all things necessary, proper or advisable to consummate and make effective, in the most expeditious manner practicable, the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, including using reasonable efforts to accomplish the following: (i) the taking of all reasonable acts necessary to cause the conditions to Closing to be satisfied as promptly as practicable; (ii) the obtaining of all necessary actions or nonactions, waivers, consents and approvals from Governmental Entities and the making of all necessary registrations and filings (including filings with Governmental Entities, including under the HSR Act) and the taking of all steps as may be necessary to obtain an approval or waiver from, or to avoid an action or proceeding by, any Governmental Entity; (iii) the obtaining of all necessary consents, approvals or waivers from third parties; (iv) the defending of any lawsuits or other legal proceedings, whether judicial or administrative, challenging this Agreement or the Stockholder Agreement or the consummation of the transactions contemplated by this Agreement or the Stockholder Agreement, including seeking to have any stay or temporary restraining order entered by any court or other Governmental Entity vacated or reversed; and (v) the execution and delivery of any additional instruments necessary to consummate the transactions contemplated by, and to fully carry out the purposes of, this Agreement and the Stockholder Agreement; provided, however, that Parent will not be required to agree to, or proffer to, (i) divest or hold separate, or enter into any licensing or similar arrangement with respect to, any assets (whether tangible or intangible) or any of Parent's, the Company's or any of their respective affiliates' businesses or (ii) cease to conduct business or operations in any jurisdiction in which Parent, the Company or any of their respective subsidiaries conducts business or operations as of the date of this Agreement.

               (b) In connection with and without limiting the foregoing, the Company and its Board of Directors shall (i) take all action necessary to ensure that no state takeover statute or similar statute or regulation is or becomes applicable to the Merger, this Agreement, the Stockholder Agreement or any of the other transactions contemplated by this Agreement or the Stockholder Agreement and (ii) if any state takeover statute or similar statute or regulation becomes applicable to the Merger, this Agreement, the Stockholder Agreement or any other transaction contemplated by this Agreement or the Stockholder Agreement, take all action necessary to ensure that the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement may be consummated as promptly as practicable on the terms contemplated by this Agreement and the Stockholder Agreement and otherwise to minimize the effect of such statute or regulation on the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement.

               SECTION 5.04. Stock Options. (a) As soon as practicable following the date of this Agreement, the Board of Directors of the Company (or, if appropriate, any committee thereof administering the Stock Plans) shall adopt such resolutions or take such other actions as may be required to effect the following:

               (i) adjust the terms of all outstanding Stock Options granted under the Company Stock Plans, whether vested or unvested, as necessary to provide that, at the Effective Time, each Stock Option outstanding immediately prior to the Effective Time shall be amended and converted into an option to acquire, on the same terms and conditions as were applicable under such Stock Option, the number of Parent Shares (rounded down to the nearest whole share) equal to (A) the number of shares of Company Common Stock subject to such Stock Option immediately prior to the Effective Time multiplied by (B) the Exchange Ratio, at an exercise price per Parent Share (rounded up to the nearest whole cent) equal to
        (x) the exercise price per share of Company Common Stock otherwise purchasable pursuant to such Stock Option immediately prior to the Effective Time divided by (y) the Exchange Ratio (each, as so adjusted, an "Adjusted Option"); and

               (ii) make such other changes to the Company Stock Plans as the Company and Parent may agree are appropriate to give effect to the Merger.

               (b) The adjustments provided in this Section 5.04 with respect to any Stock Option to which Section 421(a) of the Code applies shall be and are intended to be effected in a manner which is consistent with Section 424(a) of the Code. As soon as practicable after the Effective Time, Parent shall deliver to the holders of Stock Options appropriate notices setting forth such holders' rights pursuant to the respective Company Stock Plans and the agreements evidencing the grants of such Stock Options and that such Stock Options and agreements shall be assumed by Parent and shall continue in effect on the same terms and conditions (subject to the adjustments required by this Section 5.04 after giving effect to the Merger).

               (c) A holder of an Adjusted Option may exercise such Adjusted Option in whole or in part in accordance with its terms by following procedures to be communicated by Parent with the notice contemplated by Section 5.04(b), together with the consideration therefor and the Federal withholding tax information, if any, required in accordance with the related Company Stock Plan or Stock Option Agreement.

               (d) Except to the extent required under the respective terms of the Stock Options, all restrictions or limitations on transfer and vesting with respect to Stock Options awarded under the Company Stock Plans or any other plan, program or arrangement of the Company or any of its subsidiaries, to the extent that such restrictions or limitations shall not have already lapsed, and all other terms thereof, shall remain in full force and effect with respect to such options after giving effect to the Merger and the assumption by Parent as set forth above.

               (e) Prior to the Effective Time, Parent shall take all necessary action to assume as of the Effective Time all obligations undertaken by Parent under this Section 5.04, including the reservation, issuance and listing of a number of Parent ADSs at least equal to the number of Parent Shares subject to the Adjusted Options. No later than one business day after the Effective Time, Parent shall prepare and file with the SEC a registration statement on Form S-8 (or another appropriate form) registering a number of Parent ADSs representing the number of Parent Shares subject to the Adjusted Options and shall maintain the effectiveness of such registration statement (and maintain the current status of the prospectus contained therein) for so long as such Adjusted Options remain outstanding. The Company shall cooperate with, and assist Parent in the preparation of, such registration statement.

               SECTION 5.05. Employee Matters. (a) For a period ending not earlier than December 31, 2002, employees of the Company and its subsidiaries who continue their employment after the Effective Time (the "Affected Employees") shall receive employee benefits that are substantially comparable in the aggregate to the employee benefits provided to the Affected Employees immediately prior to the Effective Time; provided, that neither Parent nor the Surviving Corporation shall have any obligation to issue, or adopt any plans or arrangements providing for the issuance of, shares of capital stock, warrants, options, SARs or other rights in respect of any shares of capital stock of any entity or any securities convertible or exchangeable into such shares pursuant to any such plans or arrangements; provided, further, that no plans or arrangements of the Company or any of its subsidiaries providing for such issuance shall be taken into account in determining whether employee benefits are substantially comparable in the aggregate. Affected Employees shall be given credit under each employee benefit plan, program, policy or arrangement of Parent or any of its affiliates in which the Affected Employees are eligible to participate for all service with the Company or any predecessor employer (to the extent such credit was given by the Company) for purposes of eligibility, vesting, severance and vacation entitlement.

               (b) With respect to the ESPP, the Company shall take all actions necessary to provide that (i) no offerings that would commence on a date following the date of this Agreement shall be permitted, (ii) with respect any offering thereunder that is in effect immediately prior to the Effective Time, each participant's accumulated payroll deductions shall be used to purchase shares of Company Common Stock immediately prior to the Effective Time in accordance with the terms of the ESPP and (iii) the ESPP shall terminate at the Effective Time.

               (c) Parent and the Company agree to implement the arrangements described in Section 5.05(c) of the Company Disclosure Schedule. In addition, Parent agrees that, if it offers a one-year written employment agreement to any employee of the Company or the Surviving Corporation, such employment agreement will be in the form previously agreed to by Parent and the Company.

               (d) Nothing contained in this Section 5.05 or elsewhere in this Agreement shall be construed to prevent the termination of employment of any individual Company Employee or any change in the employee benefits available to any individual Company Employee or the amendment or termination of any particular Benefit Plan or Benefit Agreement to the extent permitted by its terms as in effect immediately prior to the Effective Time.

               SECTION 5.06. Indemnification, Exculpation and Insurance. (a) Parent agrees that all rights to indemnification and exculpation from liabilities for acts or omissions occurring at or prior to the Effective Time now existing in favor of the current or former directors or officers of the Company and its subsidiaries as provided in their respective articles of organization or by-laws (or comparable organizational documents) and any indemnification agreements of the Company (as each is in effect on the date hereof), the existence of which does not constitute a breach of this Agreement, shall be assumed by the Surviving Corporation in the Merger, without further action, as of the Effective Time and shall survive the Merger and shall continue in full force and effect in accordance with their terms, and Parent shall cause the Surviving Corporation to honor all such rights.

               (b) In the event that the Surviving Corporation or any of its successors or assigns (i) consolidates with or merges into any other person and is not the continuing or surviving corporation or entity of such consolidation or merger or (ii) transfers or conveys all or substantially all of its properties and assets to any person, or Parent otherwise dissolves the Surviving Corporation, then, and in each such case, Parent shall cause proper provision to be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.06.

               (c) The Surviving Corporation shall, at its option, for a period of not less than six years after the Effective Time, either (i) maintain the Company's current directors' and officers' liability insurance covering acts or omissions occurring at or prior to the Effective Time ("D&O Insurance") with respect to those persons who are currently covered by the Company's directors' and officers' liability insurance policy on terms with respect to such coverage and amount no less favorable than those of such policy in effect on the date hereof or (ii) cause to be provided coverage no less favorable to such directors or officers, as the case may be, than the D&O Insurance, in each case so long as the annual premium therefor would not be in excess of 200% of the last annual premium paid for the D&O Insurance prior to the date of this Agreement (such 200% amount the "Maximum Premium"); provided that if the annual premium for such coverage exceeds the Maximum Premium, Parent shall be obligated to obtain a policy with the greatest coverage available for a cost not exceeding the Maximum Premium. If the existing or substituted directors' and officers' liability insurance expires, is terminated or canceled during such six-year period, the Surviving Corporation will obtain as much D&O Insurance as can be obtained for the remainder of such period for an annualized premium not in excess of the Maximum Premium. The Company represents that the Maximum Premium is $3,874,800.

               (d) The provisions of this Section 5.06 (i) are intended to be for the benefit of, and will be enforceable by, each indemnified party, his or her heirs and his or her representatives and (ii) are in addition to, and not in substitution for, any other rights to indemnification or contribution that any such person may have by contract or otherwise.

               SECTION 5.07. Fees and Expenses. All fees and expenses incurred in connection with the Merger, this Agreement, the Stockholder Agreement and the transactions contemplated by this Agreement and the Stockholder Agreement shall be paid by the party incurring such fees or expenses, whether or not the Merger is consummated, except that each of Parent and the Company shall bear and pay one-half of the costs and expenses incurred in connection with the filing, printing and mailing of the Form F-4 and the Proxy Statement (including SEC filing fees).

               SECTION 5.08. Public Announcements. Parent and the Company will consult with each other before issuing, and provide each other the opportunity to review, comment upon and concur with, any press release or other public statements with respect to the transactions contemplated by this Agreement, including the Merger and the Stockholder Agreement, and shall not issue any such press release or make any such public statement prior to such consultation, except as either party may determine is required by applicable law, the SEC or any similar foreign regulatory authority, court process or by obligations pursuant to any listing or similar foreign regulatory authority or quotation agreement with any national securities exchange or national trading system. The parties agree that the initial press release to be issued with respect to the transactions contemplated by this Agreement and the Stockholder Agreement shall be in the form heretofore agreed to by the parties.

               SECTION 5.09. Affiliates. The Company shall deliver to Parent at least 15 days prior to the Closing Date a letter identifying all persons who are, at the time this Agreement is submitted for adoption by the stockholders of the Company, "affiliates" of the Company for purposes of Rule 145 under the Securities Act. The Company shall use reasonable efforts to cause each such person who makes or proposes to make a Share Election to deliver to Parent prior to the Closing Date a written agreement substantially in the form attached as Exhibit A hereto.

               SECTION 5.10. NYSE Listing. Parent shall use reasonable efforts to cause the Parent ADSs issuable in the Merger and issuable upon exercise of the Adjusted Options to be approved for listing on the NYSE, subject to official notice of issuance, as promptly as practicable after the date hereof, and in any event prior to the Closing Date.

               SECTION 5.11. Litigation. (a) The Company shall give Parent the opportunity to participate in the defense or settlement of any litigation against the Company and/or its directors relating to the transactions contemplated by this Agreement and the Stockholder Agreement, and no such settlement shall be agreed to without Parent's prior written consent, which consent shall not be unreasonably withheld.

               (b) The Company shall keep Parent fully informed of the status and details of any discussions, negotiations or litigation relating to any of the matters set forth in Section 3.01(h) of the Company Disclosure Schedule (and shall promptly provide Parent with copies of any relevant documents or materials related thereto), and shall give Parent and its counsel the opportunity to participate in any such discussions or negotiations and in the defense of any litigation in respect of any such matters. The Company shall also inform Parent promptly of the commencement of any suit, action or proceeding (whether or not relating to any matter set forth in Section 3.01(h) of the Company Disclosure Schedule) against the Company, and of the assertion or threatened assertion of any claim against, or demand made upon, the Company by any person (and promptly provide Parent with copies of all complaints, briefs, claims, demands, correspondence and other documents relating thereto), shall keep Parent fully informed of the status and details of all such litigation claims and demands and of any settlement discussions or negotiations relating thereto and shall give Parent the opportunity to participate in the defense thereof and in any such discussions or negotiations. The Company shall not enter into any agreement that has the effect of settling, releasing or otherwise disposing of any such litigation, claim or demand (or enter into any licensing agreement relating thereto) without Parent's prior written consent.

               SECTION 5.12. Tax Treatment. Each of Parent and the Company shall use reasonable efforts to cause the Merger to qualify as a reorganization under the provisions of Section 368(a) of the Code and to obtain the tax opinions referred to in Sections 6.02(c) and 6.03(c), including the execution of the letters of representation referred to therein. Neither Parent nor the Surviving Corporation shall take any action after the Effective Time that is reasonably likely to prevent the Merger from qualifying as a reorganization under the provisions of Section 368(a) of the Code.

               SECTION 5.13. Stockholder Agreement Legend. The Company will inscribe upon any certificate representing Subject Shares (as defined in the Stockholder Agreement) tendered by the Company Stockholders in connection with any proposed transfer of any Subject Shares by the Company Stockholders in accordance with the terms of the Stockholder Agreement the following legend:
"THE SHARES OF COMMON STOCK, PAR VALUE $0.001 PER SHARE, OF MP3.COM, INC., REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO A STOCKHOLDER AGREEMENT DATED AS OF MAY 20, 2001, AND ARE SUBJECT TO THE TERMS THEREOF. COPIES OF SUCH AGREEMENT MAY BE OBTAINED AT THE PRINCIPAL EXECUTIVE OFFICES OF MP3.COM, INC."; and the Company will return such certificate containing such inscription to the Company Stockholders within three business days following the Company's receipt thereof.

               SECTION 5.14. Termination of Agreements. The Company shall cause all provisions of all purchase agreements, stockholder agreements, registration rights agreements, investors' rights agreements, co-sale agreements, rights of first refusal and similar agreements between any stockholder of the Company and the Company to terminate and be of no further force and effect upon consummation of the Merger. A list of all of such agreements is set forth in Section 5.14 of the Company Disclosure Schedule.

               SECTION 5.15. Resignation of Directors of the Company. Prior to the Effective Time, the Company shall cause each member of its Board of Directors to execute and deliver a letter effectuating his or her resignation as a director of such Board effective immediately prior to the Effective Time.

                                   ARTICLE VI

                              Conditions Precedent

               SECTION 6.01. Conditions to Each Party's Obligation To Effect the Merger. The respective obligation of each party to effect the Merger is subject to the satisfaction or waiver on or prior to the Closing Date of the following conditions:

               (a) Stockholder Approval. The Stockholder Approval shall have been obtained.

               (b) HSR Act. The waiting period (and any extension thereof) applicable to the Merger under the HSR Act shall have been terminated or shall have expired, and any required approvals under Foreign Antitrust Laws applicable to the Merger shall have been obtained.

               (c) No Restraints. No judgment, order, decree, statute, law, ordinance, rule or regulation, entered, enacted, promulgated, enforced or issued by any court or other Governmental Entity of competent jurisdiction or other legal restraint or prohibition (collectively, "Restraints") shall be in effect preventing the consummation of the Merger; provided, however, that each of the parties shall have used its reasonable efforts to prevent the entry of any such Restraints and to appeal as promptly as possible any such Restraints that may be entered.

               (d) Form F-4. The Form F-4 shall have become effective under the Securities Act and shall not be the subject of any stop order or proceedings seeking a stop order.

               (e) NYSE Listing. The Parent ADSs issuable to the Company's stockholders and optionholders as contemplated by this Agreement shall have been approved for listing on the NYSE, subject to official notice of issuance.

               SECTION 6.02. Conditions to Obligations of Parent and Sub. The obligation of Parent and Sub to effect the Merger is further subject to satisfaction or waiver of the following conditions:

               (a) Representations and Warranties. (i) The representations and warranties of the Company contained in Section 3.01(h) shall have been true and correct in all material respects as of the date of this Agreement and the representations and warranties of the Company contained in Section 3.01(c) shall be true and correct in all material respects as of the date of this Agreement and as of the Closing Date as though made on the Closing Date, except to the extent such representations and warranties expressly speak as of an earlier date, in which case as of such earlier date and (ii) each of the other representations and warranties of the Company contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, in which case as of such earlier date), except to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of such dates, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on the Company. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to such effect.

               (b) Performance of Obligations of the Company. The Company shall have performed in all material respects all obligations required to be performed by it under this Agreement at or prior to the Closing Date. Parent shall have received a certificate signed on behalf of the Company by the chief executive officer of the Company to such effect.

               (c) Tax Opinion. Parent shall have received from Cravath, Swaine & Moore, counsel to Parent, an opinion dated as of the Closing Date, stating that the Merger will qualify for U.S. Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax counsel of customary representation letters from each of the Company and Parent, in each case, in form and substance reasonably satisfactory to such tax counsel.

               SECTION 6.03. Conditions to Obligations of the Company. The obligation of the Company to effect the Merger is further subject to satisfaction or waiver of the following conditions:

               (a) Representations and Warranties. Each of the representations and warranties of Parent and Sub contained in this Agreement, disregarding all qualifications and exceptions contained therein relating to materiality or material adverse effect, shall be true and correct as of the date of this Agreement and as of the Closing Date as though made on the Closing Date (except to the extent such representations and warranties expressly speak as of an earlier date, in which case as of such earlier date), except to the extent that the facts or matters as to which such representations and warranties are not so true and correct as of such dates, individually or in the aggregate, have not had and could not reasonably be expected to have a material adverse effect on Parent. The Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

               (b) Performance of Obligations of Parent and Sub. Parent and Sub shall have performed in all material respects all obligations required to be performed by them under this Agreement at or prior to the Closing Date. The Company shall have received a certificate signed on behalf of Parent by an authorized signatory of Parent to such effect.

               (c) Tax Opinion. The Company shall have received from Ernst & Young LLP, tax advisors to the Company, an opinion dated as of the Closing Date, stating that the Merger will qualify for U.S. Federal income tax purposes as a reorganization within the meaning of Section 368(a) of the Code. The issuance of such opinion shall be conditioned upon the receipt by such tax advisor of customary representation letters from each of the Company and Parent, in each case, in form and substance reasonably satisfactory to such tax advisor.

               SECTION 6.04. Frustration of Closing Conditions. None of Parent, Sub or the Company may rely on the failure of any condition set forth in Section 6.01, 6.02 or 6.03, as the case may be, to be satisfied if such failure was caused by such party's failure to use reasonable efforts to consummate the Merger and the other transactions contemplated by this Agreement and the Stockholder Agreement, as required by and subject to Section 5.03.

                                   ARTICLE VII

                        Termination, Amendment and Waiver

               SECTION 7.01. Termination. This Agreement may be terminated at any time prior to the Effective Time, whether before or after receipt of the Stockholder Approval:

               (a) by mutual written consent of Parent and the Company;

               (b) by either Parent or the Company:

                        (i) if the Merger shall not have been consummated by
               November 30, 2001; provided, however, that the right to terminate this Agreement pursuant to this Section 7.01(b)(i) shall not be available to any party whose failure to perform any of its obligations under this

               Agreement results in the failure of the Merger to be consummated by such time;

                      (ii) if the Stockholder Approval shall not have been
               obtained at the Stockholders Meeting duly convened therefor or at any adjournment or postponement thereof; or

                      (iii) if any Restraint having any of the effects set forth in Section 6.01(c) shall be in effect and shall have become final and nonappealable; provided that the party seeking to terminate this Agreement pursuant to this Section 7.01(b)(iii) shall have used reasonable efforts to prevent the entry of and to remove such Restraint;

               (c) by Parent, if the Company shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.02(a) or (b), and (B) is incapable of being or has not been cured by the Company within 30 calendar days after giving written notice to the Company of such breach or failure to perform; or

               (d) by the Company, if Parent shall have breached or failed to perform in any material respect any of its representations, warranties, covenants or other agreements contained in this Agreement, which breach or failure to perform (A) would give rise to the failure of a condition set forth in Section 6.03(a) or (b), and (B) is incapable of being or has not been cured by Parent within 30 calendar days after giving written notice to Parent of such breach or failure to perform.

               SECTION 7.02. Effect of Termination. In the event of termination of this Agreement by either the Company or Parent as provided in Section 7.01, this Agreement shall forthwith become void and have no effect, without any liability or obligation on the part of Parent or the Company, other than the provisions of Section 3.01(o), the last sentence of Section 5.02, Section 5.07, this Section 7.02 and Article VIII, which provisions survive such termination, and except to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties, covenants or agreements set forth in this Agreement.

               SECTION 7.03. Amendment. This Agreement may be amended by the parties at any time prior to the Effective Time; provided, however, that after the Stockholder Approval has been obtained, there shall not be made any amendment that by law requires further approval by the stockholders of the Company without the further approval of such stockholders. This Agreement may not be amended except by an instrument in writing signed on behalf of each of the parties.

               SECTION 7.04. Extension; Waiver. At any time prior to the Effective Time, a party may (a) extend the time for the performance of any of the obligations or other acts of the other parties, (b) waive any inaccuracies in the representations and warranties of the other parties contained in this Agreement or in any document delivered pursuant to this Agreement or (c) subject to the proviso to the first sentence of Section 7.03, waive compliance by the other party with any of the agreements or conditions contained in this Agreement. Any agreement on the part of a party to any such extension or waiver shall be valid only if set forth in an instrument in writing signed on behalf of such party. The failure of any party to this Agreement to assert any of its rights under this Agreement or otherwise shall not constitute a waiver of such rights.

               SECTION 7.05. Procedure for Termination, Amendment, Extension or Waiver. A termination of this Agreement pursuant to Section 7.01, an amendment of this Agreement pursuant to Section 7.03 or an extension or waiver pursuant to
Section 7.04 shall, in order to be effective, require, in the case of Parent or the Company, action by its Board of Directors or, except with respect to a termination of this Agreement, the duly authorized committee of its Board of Directors to the extent permitted by law.

                                  ARTICLE VIII

                               General Provisions

               SECTION 8.01. Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any instrument delivered pursuant to this Agreement shall survive the Effective Time. This
Section 8.01 shall not limit any covenant or agreement of the parties which by its terms contemplates performance after the Effective Time.

               SECTION 8.02. Notices. All notices, requests, claims, demands and other communications under this Agreement shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by overnight courier (providing proof of delivery) to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

               (a) if to Parent or Sub, to

               Vivendi Universal
               42, avenue de Friedland
               75380 Paris cedex 08
               FRANCE

               Telecopy No.: +33-1-71-71-14-14

               Attention: Gerard Ries

        with a copy to:

               Cravath, Swaine & Moore
               Worldwide Plaza
               825 Eighth Avenue
               New York, NY 10019

               Telecopy No.: (212) 474-3700

               Attention: Faiza J. Saeed; and

               (b) if to the Company, to

               MP3.com, Inc.
               4790 Eastgate Mall
               San Diego, CA 92121-1970

               Telecopy No.: (858) 623-7010

               Attention: Paul Ouyang

        with a copy to:

               Latham & Watkins
               12636 High Bluff Drive
               Suite 300
               San Diego, CA 92130

               Telecopy No.: (858) 523-5450

               Attention: Scott N. Wolfe

               SECTION 8.03. Definitions. For purposes of this Agreement:

               (a) an "affiliate" of any person means another person that directly or indirectly, through one or more intermediaries, controls, is controlled by, or is under common control with, such first person, where "control" means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract, as trustee or executor, or otherwise;

               (b) "business day" means any day other than Saturday, Sunday or any other day on which banks are legally permitted to be closed in New York;

               (c) "knowledge" of any person which is not an individual means the knowledge of such person's executive officers after reasonable inquiry;

               (d) "material adverse change" or "material adverse effect" means, when used in connection with the Company or Parent, any change, effect, event, occurrence, condition or development or state of facts that is materially adverse to the business, assets, or results of operations or financial condition of such party and its subsidiaries taken as a whole, other than any change, effect, event, occurrence, condition, development or state of facts relating to (i) the economy or securities markets in general, (ii) the industries in which such party operates in general and not having a materially disproportionate effect on such party relative to most other industry participants, (iii) the announcement or existence of this Agreement, (iv) any claim, suit, action, proceeding or other litigation in respect of copyright infringement matters instituted or threatened against the Company following the announcement of this Agreement, (v) any settlement or judgment with respect to any of the matters set forth on Section 3.01(h) of the Company Disclosure Schedule or (vi) the failure by the Company to meet or exceed any third-party or internal, revenue, earnings or other financial estimates or projections, in and of itself;

               (e) "person" means an individual, corporation, partnership, limited liability company, joint venture, association, trust, unincorporated organization or other entity; and

               (f) a "subsidiary" of any person means another person, an amount of the voting securities, other voting ownership or voting partnership interests of which is sufficient to elect at least a majority of its Board of Directors or other governing body (or, if there are no such voting interests, 50% or more of the equity interests of which) is owned directly or indirectly by such first person.

               SECTION 8.04. Interpretation. (a) When a reference is made in this Agreement to an Article, Section or Exhibit, such reference shall be to an Article or Section of, or an Exhibit to, this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include", "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation". The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement. All terms defined in this Agreement shall have the defined meanings when used in any certificate or other document made or delivered pursuant hereto unless otherwise defined therein. The definitions contained in this Agreement are applicable to the singular as well as the plural forms of such terms and to the masculine as well as to the feminine and neuter genders of such term. Any agreement, instrument or statute defined or referred to herein or in any agreement or instrument that is referred to herein means such agreement, instrument or statute as from time to time amended, modified or supplemented, including (in the case of agreements or instruments) by waiver or consent and (in the case of statutes) by succession of comparable successor statutes and references to all attachments thereto and instruments incorporated therein. References to a person are also to its permitted successors and assigns.

               (b) To the extent any matter contained in the Company Disclosure Schedule or the Parent Disclosure Schedule expressly qualifies or modifies a covenant or definition contained in this Agreement, such covenant or definition shall be construed and interpreted as so qualified or modified. Each covenant set forth in the Company Disclosure Schedule or the Parent Disclosure Schedule shall be binding on Parent and the Company, as applicable, to the same extent as if such covenant were set forth in full in this Agreement.

               SECTION 8.05. Counterparts. This Agreement may be executed in one or more counterparts, all of which shall be considered one and the same agreement and shall become effective when one or more counterparts have been signed by each of the parties and delivered to the other parties.

               SECTION 8.06. Entire Agreement; No Third-Party Beneficiaries. This Agreement (including the documents and instruments referred to herein), the Stockholder Agreement and the Confidentiality Agreement (a) constitute the entire agreement, and supersede all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement and (b) except for the provisions of Article II and Section 5.06, are not intended to confer upon any person other than the parties any rights or remedies.

               SECTION 8.07. Governing Law. This Agreement shall be governed by, and construed in accordance with, the laws of the State of Delaware, regardless of the laws that might otherwise govern under applicable principles of conflict of laws thereof.

               SECTION 8.08. Assignment. Neither this Agreement nor any of the rights, interests or obligations under this Agreement shall be assigned, in whole or in part, by operation of law or otherwise by any of the parties hereto without the prior written consent of the other parties. Any assignment in violation of the preceding sentence shall be void. Subject to the preceding two sentences, this Agreement will be binding upon, inure to the benefit of, and be enforceable by, the parties and their respective successors and assigns.

               SECTION 8.09. Enforcement. Each of the parties hereto agrees that irreparable damage would occur and that the parties would not have any adequate remedy at law in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or were otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to prevent breaches of this Agreement and to enforce specifically the terms and provisions of this Agreement in any Federal court located in the State of Delaware or in Delaware state court, this being in addition to any other remedy to which they are entitled at law or in equity. In addition, each of the parties hereto (a) consents to submit itself to the personal jurisdiction of any Federal court located in the State of Delaware or any Delaware state court in the event any dispute arises out of this Agreement or any of the transactions contemplated by this Agreement, (b) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court,
(c) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated by this Agreement in any court other than a Federal court sitting in the State of Delaware or a Delaware state court and (d) waives any right to trial by jury with respect to any claim or proceeding related to or arising out of this Agreement or any transaction contemplated by this Agreement.

               SECTION 8.10. Severability. If any term or other provision of this Agreement is invalid, illegal or incapable of being enforced by any rule of law or public policy, all other conditions and provisions of this Agreement shall nevertheless remain in full force and effect. Upon such determination that any term or other provision is invalid, illegal or incapable of being enforced, the parties hereto shall negotiate in good faith to modify this Agreement so as to effect the original intent of the parties as closely as possible to the fullest extent permitted by applicable law in an acceptable manner to the end that the transactions contemplated hereby are fulfilled to the extent possible.

               IN WITNESS WHEREOF, Parent, Sub and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized, all as of the date first written above.


                                     VIVENDI UNIVERSAL, S.A.,

                                       by /s/ JEAN-MARIE MESSIER
                                         ------------------------------------
                                         Name: Jean-Marie Messier
                                         Title: Chairman and Chief Executive
                                                Officer

                                     METRONOME ACQUISITION SUB INC.,

                                       by /s/ GEORGE E. BUSHNELL III
                                         ------------------------------------
                                         Name: George E. Bushnell III
                                         Title: Vice President,Corporate Counsel

                                     MP3.COM, INC.,

                                       by /s/ ROBIN D. RICHARDS
                                         ------------------------------------
                                         Name: Robin D. Richards
                                         Title: President

                                                                         ANNEX I
                                                         TO THE MERGER AGREEMENT


                             Index of Defined Terms

Term                                                                       Page
----                                                                       ----
Accounting Rules.............................................................20
Adjusted Option..............................................................54
Affected Employees...........................................................56
affiliate....................................................................66
Agreement..............................................................Preamble
Appraisal Shares..............................................................5
Average Closing Price.........................................................5
Benefit Agreements...........................................................25
Benefit Plans................................................................25
business day.................................................................66
Cash Cap.....................................................................13
Cash Consideration............................................................4
Cash Election.................................................................4
Certificate of Merger........................................................ 3
Certificates................................................................. 5
Closing...................................................................... 2
Closing Date................................................................. 3
Code...................................................................Preamble
Commonly Controlled Entity...................................................25
Company................................................................Preamble
Company Common Stock...................................................Preamble
Company Disclosure Schedule................................................. 14
Company Filed SEC Documents..................................................21
Company Preferred Stock......................................................15
Company SEC Documents........................................................20
Company Stockholders...................................................Preamble
Company Stock Plans .........................................................15
Confidentiality Agreement....................................................52
Contract.....................................................................18
control......................................................................66
Deposit Agreement.............................................................5
Depositary....................................................................5
D & O Insurance..............................................................57
DGCL......................................................................... 2
Effective Time............................................................... 3
Election Date................................................................11
Employment Agreement...................................................Preamble
Environmental Law............................................................24
ERISA........................................................................25
ESPP.........................................................................15
Exchange Act.................................................................19
Exchange Agent............................................................... 6
Exchange Fund................................................................ 7
Exchange Ratio............................................................... 5
Foreign Antitrust Laws.......................................................19
Form F-4.....................................................................21
Form of Election.............................................................11
GAAP.........................................................................20
Governmental Entity..........................................................19
Hazardous Materials..........................................................24
HSR Act......................................................................19
Intellectual Property Rights.................................................32
knowledge....................................................................66
Liens........................................................................15
material adverse change......................................................67
material adverse effect......................................................67
Maximum Premium..............................................................58
Merger.................................................................Preamble
Merger Consideration..........................................................4
Multiemployer Pension Plan...................................................26
Non-Litigation Liabilities...................................................46
NYSE..........................................................................5
Parent.................................................................Preamble
Parent ADSs............................................................Preamble
Parent Disclosure Schedule...................................................39
Parent SEC Documents.........................................................41
Parent Shares..........................................................Preamble
Pension Plan.................................................................25
Permits......................................................................23
person.......................................................................67
Primary Company Executives...................................................28
Privacy Statement............................................................37
Prorated Cash Amount.........................................................13
Prorated Share Amount........................................................13
Proxy Statement..............................................................19
Release......................................................................24
Requested Cash Amount........................................................13
Requested Share Amount.......................................................13
Restraints...................................................................60
SARs.........................................................................16
SEC..........................................................................19
Section 262...................................................................5
Securities Act...............................................................20
Share Cap....................................................................12
Share Consideration...........................................................4
Share Election................................................................4
Share Proration Factor.......................................................13
Special Committee............................................................17
Stockholder Agreement..................................................Preamble
Stockholder Approval.........................................................31
Stockholders Meeting.........................................................51
Stock Options................................................................16
Sub....................................................................Preamble
subsidiary...................................................................67
Superior Proposal............................................................49
Surviving Corporation.........................................................2
Takeover Proposal............................................................49
taxes........................................................................31
Terms and Conditions.........................................................37
Warrants.....................................................................15

                                                                       EXHIBIT A


                            Form of Affiliate Letter

Dear Sirs:

        The undersigned, a holder of shares of common stock, par value $0.001 per share ("Company Common Stock"), of MP3.com, Inc., a Delaware corporation (the "Company"), is entitled to receive in connection with the merger (the "Merger") of the Company with and into a subsidiary of Parent, a societe anonyme organized under the laws of France ("Parent"), securities of Parent, as the parent of the surviving corporation in the Merger (the "Parent Securities"). The undersigned acknowledges that the undersigned may be deemed an "affiliate" of the Company within the meaning of Rule 145 ("Rule 145") promulgated under the Securities Act of 1933 (the "Securities Act") by the Securities and Exchange Commission (the "SEC"), although nothing contained herein should be construed as an admission of such fact.

        If in fact the undersigned were an affiliate under the Securities Act, the undersigned's ability to sell, assign or transfer the Parent Securities received by the undersigned in exchange for any shares of Company Common Stock in connection with the Merger may be restricted unless such transaction is registered under the Securities Act or an exemption from such registration is available. The undersigned understands that such exemptions are limited and the undersigned has obtained or will obtain advice of counsel as to the nature and conditions of such exemptions, including information with respect to the applicability to the sale of such securities of Rules 144 and 145(d) promulgated under the Securities Act. The undersigned understands that Parent will not be required to maintain the effectiveness of any registration statement under the Securities Act for the purposes of resale of Parent Securities by the undersigned.

        The undersigned hereby represents to and covenants with Parent that the undersigned will not sell, assign or transfer any of the Parent Securities received by the undersigned in exchange for shares of Company Common Stock in connection with the Merger except (i) pursuant to an effective registration statement under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in a transaction which, in the opinion of counsel to Parent or the undersigned reasonably acceptable to Parent or as described in a "no-action" or interpretive letter from the Staff of the SEC specifically issued with respect to a transaction to be engaged in by the undersigned, is not required to be registered under the Securities Act.

        In the event of a sale or other disposition by the undersigned of Parent Securities pursuant to Rule 145, the undersigned will supply Parent with evidence of compliance with such Rule, in the form of a letter in the form of Annex I hereto or the opinion of counsel or no-action letter referred to above. The undersigned understands that Parent may instruct its transfer agent to withhold the transfer of any Parent Securities disposed of by the undersigned, but that (provided such transfer is not prohibited by any other provision of this letter agreement) upon receipt of such evidence of compliance, Parent shall cause the transfer agent to effectuate the transfer of the Parent Securities sold as indicated in such letter.

        Parent covenants that it will take all such actions as may be reasonably available to it to permit the sale or other disposition of Parent Securities by the undersigned under Rule 145 in accordance with the terms thereof.

        The undersigned acknowledges and agrees that the legends set forth below will be placed on certificates representing Parent Securities received by the undersigned in connection with the Merger or held by a transferee thereof, which legends will be removed by delivery of substitute certificates upon receipt of an opinion in form and substance reasonably satisfactory to Parent from independent counsel reasonably satisfactory to Parent to the effect that such legends are no longer required for purposes of the Securities Act.

        There will be placed on the certificates for Parent Securities issued to the undersigned, or any substitutions therefor, a legend stating in substance:

        "The shares represented by this certificate were issued in a transaction to which Rule 145 promulgated under the Securities Act of 1933 (the "Securities Act") applies. The shares have not been acquired by the holder with a view to, or for resale in connection with, any distribution thereof within the meaning of the Securities Act. The shares may not be sold, pledged or otherwise transferred except (i) pursuant to an effective registration under the Securities Act, (ii) in conformity with the volume and other limitations of Rule 145 or (iii) in accordance with an exemption from the registration requirements of the Securities Act."

        The undersigned acknowledges that (i) the undersigned has carefully read this letter and understands the requirements hereof and the limitations imposed upon the distribution, sale, transfer or other disposition of Parent Securities and (ii) the receipt by Parent of this letter is an inducement to Parent's obligations to consummate the Merger.

Very truly yours,


Dated:

                                                                         ANNEX I
                                                                    TO EXHIBIT A


[Name]                                                                    [Date]


        On ________________, the undersigned sold the securities of Parent, a societe anonyme organized under the laws of France ("Parent"), described below in the space provided for that purpose (the "Securities"). The Securities were received by the undersigned in connection with the merger of MP3.com, Inc., a Delaware corporation, with and into a subsidiary of Parent.

        Based upon the most recent report or statement filed by Parent with the Securities and Exchange Commission, the Securities sold by the undersigned were within the prescribed limitations set forth in paragraph (e) of Rule 144 promulgated under the Securities Act of 1933 (the "Securities Act").

        The undersigned hereby represents that the Securities were sold in "brokers' transactions" within the meaning of Section 4(4) of the Securities Act or in transactions directly with a "market maker" as that term is defined in
Section 3(a)(38) of the Securities Exchange Act of 1934, as amended. The undersigned further represents that the undersigned has not solicited or arranged for the solicitation of orders to buy the Securities, and that the undersigned has not made any payment in connection with the offer or sale of the Securities to any person other than to the broker who executed the order in respect of such sale.


                                    Very truly yours,



            [Space to be provided for description of the Securities.]

                                                                      SCHEDULE A



                           Employment Agreement Signatories


Derrick Oien
Greg Kostello
Steve Sheiner